UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
VAALCO ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

VAALCO ENERGY, INC.
9800 Richmond Avenue, Suite 700
Houston, Texas 77042
Dear Fellow Shareholders:
2022 was a productive year for VAALCO.
Our share price increased by 43%, production was up by 44% and SEC proved reserves were nearly 2.5 times over 2021 levels.
We had Net Income of $51.9 million and record Adjusted EBITDAX of $186.6 million.(1)
We initiated both a dividend and a share buyback program that returned more than $12 million to our shareholders in 2022, and approximately $25 million to our shareholders since inception.
And we continue to have no bank debt on our balance sheet.
2022 was a transformational year for VAALCO.
We closed a strategic business combination with TransGlobe Energy Corporation in October. The scaling, balance sheet strength, and geographic diversification that this affords us will buttress our opportunities for sustainable shareholder returns, continued growth and success.
In addition to acquiring assets in Canada and Egypt, our work in 2022 allowed us to finalize, in the first quarter of this year, multiple substantive documents with the government and our partners in Equatorial Guinea, where we anticipate a strong, efficient and economic development of our exciting discovery, with first oil projected for 2026.
We successfully delivered a highly complex full field reconfiguration, maintenance turnaround, and upgraded Floating Storage and Offloading vessel (“FSO”) installation in Gabon, which significantly increased our storage capacity, reduces our expected storage and offloading costs, and should result in corresponding increased recovery and reserves from our Gabon assets.
We are optimistic for the future.
We remain intent on generating meaningful cash flow to fund increased shareholder dividends, share buybacks, capital expenditures and potential additional acquisitions.
We are constantly reviewing opportunities to improve efficiency and safety within our operations, in addition to screening opportunities for accretive growth within our strategic area of focus.
We remain committed to driving total shareholder return.
VAALCO ENERGY, INC. 2023 Proxy Statement | 1

Your vote is important.
VAALCO is your company. Even if you plan to attend the meeting in person, please follow the instructions provided to you and vote your shares today.
We thank you sincerely for your continued belief, support and interest in our business.
We, the Board, thank you for your continued support of, and interest in, our business.
Signed,
The Board of Directors

(1)	Adjusted EBITDAX is a Non-GAAP financial measure and is described and reconciled to the closest GAAP measure in “Appendix A – Non-GAAP Financial Measures.”
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VAALCO ENERGY, INC.
9800 Richmond Avenue, Suite 700
Houston, Texas 77042
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of VAALCO Energy, Inc.:
The 2023 Annual Meeting of Shareholders of VAALCO Energy, Inc. (the “Company”) will be held at the Hilton Houston Westchase, 9999 Westheimer Road, Houston, Texas 77042, on Thursday, June 8, 2023, at 8:30 a.m. Central Time (the “Annual Meeting”). We intend to hold our annual meeting in person.
The Annual Meeting is being held:
1.	To elect five directors, each for a term of one year;
2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2023;
3.	To approve, on an advisory basis, the compensation of our named executive officers;
4.	To approve, on an advisory basis, the frequency of our future advisory votes on the compensation of our named executive officers; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournments, postponements, or recesses thereof.
These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting, or any adjournment, postponement or recess thereof, only if you were a shareholder of record at the close of business on April 21, 2023.
We are providing our shareholders access to our proxy materials over the Internet. To do this, we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to access those documents over the Internet, and how to request a paper copy of our proxy materials.
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Shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Shareholders who receive future proxy materials by email will save us the cost of printing and mailing documents and will reduce the impact of meetings of shareholders on the environment. A shareholder’s election to receive proxy materials by email will remain in effect until the shareholder terminates that election.
By Order of the Board of Directors,

Andrew L. Fawthrop
Chair of the Board
Houston, Texas
April 28, 2023
YOUR VOTE IS IMPORTANT!
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD ON
JUNE 8, 2023, AT 8:30 A.M., CENTRAL DAYLIGHT TIME:
The Proxy Statement and our Annual Report for 2022 are available at www.proxyvote.com.
If you have any questions or need assistance voting your shares, please call our proxy solicitor:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 11005
Banks and Brokerage Firms, please call: (212) 269-5550
Shareholders, please call toll free: (800) 967-5019
VAALCO ENERGY, INC. 2023 Proxy Statement | 4

VAALCO ENERGY, INC. 2023 Proxy Statement | 5

VAALCO ENERGY, INC.
9800 Richmond Avenue, Suite 700
Houston, Texas 77042
PROXY STATEMENT
2023 ANNUAL MEETING OF SHAREHOLDERS
This Proxy Statement is provided in connection with the solicitation of proxies by our Board of Directors (the “Board”) to be voted at our 2023 Annual Meeting of Shareholders (our “Annual Meeting”), and at any postponement, adjournment or recess of the Annual Meeting. In this Proxy Statement, VAALCO Energy, Inc. is referred to as the “Company,” “our company,” “we,” “our,” “us” or “VAALCO.”
Matters To Be Voted On
	Item for Business	Board Vote Recommendation	Further Details (Page No.)
1.	Election of five directors	FOR EACH DIRECTOR NOMINEE	18
2.	Ratification of the appointment of independent registered public accounting firm	FOR	38
3.	Advisory resolution on executive compensation	FOR	41
4.	Advisory resolution on the frequency of advisory resolutions on executive compensation	ONE YEAR	70
YOUR VOTE IS IMPORTANT WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY INTERNET, TELEPHONE OR MAIL.
Governance Principles
The Board’s Corporate Governance Principles, which include guidelines for determining director independence and qualifications for directors, are published on VAALCO’s website at www.VAALCO.com. This website also makes available the charters for each of the Audit Committee, Compensation Committee, and Environmental, Social and Governance (“ESG”) Committee, and other corporate governance materials. These materials are also available in print to any shareholder upon request. The Board regularly reviews corporate governance developments and modifies its Corporate Governance Principles, committee charters and key practices as warranted.
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PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider in making voting decisions. You should read the entire Proxy Statement carefully before voting.
Annual Meeting Information
The Board is soliciting proxies for our 2023 Annual Meeting and any adjournment, postponement or recess thereof.
Time and Date:	8:30 a.m. Central Daylight Time, on June 8, 2023
Location:	Hilton Houston Westchase, 9999 Westheimer Road, Houston, Texas 77042
Record Date:	April 21, 2023
Proxy Materials Distribution Date:	April 28, 2023
Voting Rights:	Each share of common stock is entitled to one vote
Electronic Access to Proxy Materials and Voting:	www.proxyvote.com
Items of Business and Voting Recommendations
	Item for Business	Board Vote Recommendation	Further Details (Page No.)
1.	Election of five directors	FOR EACH DIRECTOR NOMINEE	18
2.	Ratification of the appointment of independent registered public accounting firm	FOR	38
3.	Advisory resolution on executive compensation	FOR	41
4.	Advisory resolution on the frequency of advisory resolutions on executive compensation	ONE YEAR	70
Financial and Business Information
We are a Houston, Texas-based independent energy company primarily engaged in the acquisition, development and production of crude oil, natural gas and natural gas liquids (“NGL”). Historically, our primary source of revenue was from a production sharing contract that we entered into with the Republic of Gabon related to the Etame Marin block located offshore Gabon in West Africa. As a result of our transformational acquisition of TransGlobe Energy Corporation (“TransGlobe”), we are a leading African-focused operator with a strong production and reserve base and a diverse portfolio of assets in Gabon, Egypt, Canada, and Equatorial Guinea.
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Throughout 2022, we continued to deliver operationally and generate significant cash flow. Our 2022 results firmly place VAALCO in a financially stronger position, poised to execute accretive growth initiatives in the future. Key highlights of our business and our performance in 2022 and the first part of 2023 include:
•	Closing the strategic and transformational business combination with TransGlobe on October 13, 2022;
•	Net income of $51.9 million ($0.73 per diluted share) and Adjusted Net Income(1) of $104.3 million ($1.49 per diluted share) and Adjusted EBITDAX(1) of $186.6 million for 2022;
•
10,217 net revenue interest (“NRI”)(2) barrels of oil equivalent per day (“BOEPD”), or 12,177 working interest (“WI”)(3) BOEPD produced, and approximately 3.7 million barrels of oil equivalent sold in 2022;

•	Increased quarterly cash dividend by 92%, to $0.0625 per share of common stock, in the first quarter of 2023 ($0.25 annualized), from $0.0325 per share ($0.13 annualized) in 2022;
•	Returned approximately additional $9 million to shareholders through share buybacks from initiation of program in November 2022 through April 21, 2023;
•	Successfully completed the Floating, Storage and Offloading vessel (“FSO”) installation and field reconfiguration at Etame;
•	Grew Adjusted Working Capital(1) to $48.8 million at year-end 2022, an increase of 257% compared to the prior year;
•	Finalized multiple substantive documents with our partners and the Ministry of Mines & Hydrocarbons in Equatorial Guinea for Block P, which includes the Venus development; and
•	Increased year-end 2022 SEC proved reserves by 149% to 27.9 million barrels of oil equivalent, with the standardized measure value up 529%, to $624.5 million.
(1)
Adjusted EBITDAX, Adjusted Net Income (Loss) and Adjusted Working Capital are Non-GAAP financial measures and are described and reconciled to the closest GAAP measure in the attached table under “Non-GAAP Financial Measures.”

(2)	All NRI production rates are VAALCO's working interest volumes less royalty volumes, where applicable.
(3)	All WI production rates and volumes are VAALCO’s working interest volumes.
We focus on supporting sustainable shareholder returns and growth. We have no bank debt and remain firmly focused on our strategic vision of achieving significant shareholder returns by maximizing the value of, and free cash flow from, our existing resource base, coupled with highly accretive inorganic growth opportunities.
ESG Highlights
We put in place practices to support the rule of law, transparency and good governance, and to oppose corruption. We believe it is also important to contribute to society through business activities, social investment and philanthropic programs. Our core values are supporting and developing our employees and communities, promoting and practicing good environmental stewardship, and improving the quality of life of the people we interact with. Below are highlights of steps we have taken to help promote these values.
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ESG Oversight
In October 2020, we mandated that our ESG Committee oversee policies and programs relating to social responsibility and environmental sustainability. In early 2022, we hired a full-time ESG Engineer to coordinate technical aspects of the Company’s ESG initiatives. Last year we also created a committee comprised of a cross section of employees, with full participation by our executive team, charged with monitoring adherence to our ESG standards and communicating findings on an ongoing basis to our ESG Committee.
In June 2022 we released our 2021 ESG Report, which included key ESG sustainability metrics and a detailed analysis of our accomplishments and dedication to our people, the environment, and the countries where we operate.
We prioritize ESG metrics in our executive compensation program to drive execution on these issues. The compensation plan’s ESG score considers total recordable incident rate, carbon footprint reduction targets and company-wide participation in ESG training.
Human Capital

Corporate Governance. We believe our director nominees exhibit a robust mix of skills, experience, diversity and perspectives. We value building diverse teams, embracing different perspectives, fostering an inclusive environment, and supporting diversity of thought, perspective, sexual orientation, gender, gender identity and expression, race, ethnicity, culture and professional experience. Our governance highlights include:
✔	Ms. Stubbs sits on every Board committee and chairs the Audit Committee;
✔	80% of our director nominees are independent;
✔	100% of the members of the Audit, Compensation and ESG Committee are independent;
✔	The Chairman of the Board is independent;
✔	All directors stand for election annually; and
✔	In 2022, each director nominee attended at least 75% of the Board meetings and the meetings of the committees on which he or she served.
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Diversity of our Workforce. We have a long-standing commitment to equal employment opportunity and a robust and rigorously enforced Equal Employment Opportunity policy. We are proud to disclose that, as of December 31, 2022:
✔	Approximately 20% of our management team in Houston is female;
✔	Approximately 25% of our management team in Egypt is female;
✔	Approximately 16% of our management team in Canada is female;
✔	Approximately 19% of our management team in Gabon is female;
✔	93% of our Gabon workforce is Gabonese; and
✔	90% of our Egyptian workforce is Egyptian.
Workforce Health and Safety
We are fully committed to the health and safety of our employees and contractors. We maintain a goal of zero accidents, injuries, unsafe work practices or unsafe conditions for our employees. We prioritize and assure adequate employee training on health and safety issues. We have designed health and safety training programs to reduce risk across our operations, communicated high and insistent expectations of our partners, and created systems that support conformance to these standards.
Environmental Stewardship
We are committed to responsible environmental stewardship. We take precautions to protect natural resources and to prevent accidents from occurring. We have consistently operated our facilities within the International Convention for the Prevention of Pollution from Ships (“MARPOL”) water discharge standard. In 2022, we had no regulatory reportable spills or loss of containment that impacted the environment.
Health, Safety and Environmental Management Systems. Our Internal Resources for Administering Safety (“IRAS”) system was developed to effectively communicate across the various levels and functions within VAALCO safety and environmental objectives, goals and performance measures set by management. Our IRAS system is designed to align with International Organization for Standardization (“ISO”) 45001. Our program incorporates numerous elements in order to achieve the highest level of risk mitigation possible. These elements include:
✔	Incorporating environmental management issues and results to annual incentives;
✔	Quarterly management auditing of offshore platforms and one HSE certified compliance employee offshore on the platforms at all times;
✔	Establishment of quantifiable goals with deadlines for continuous improvement of environmental protection and worker safety;
✔	Collecting, monitoring, measuring and trending of key environmental and safety data; and
✔	Robust safety and environmental training programs and requirements for employees and contractors.
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Greenhouse Gas Emissions. We are committed to managing our emissions and seek to identify, evaluate and measure climate-related risks by incorporating them in our management process and field development plans. During 2022, we continued to build upon our work from the previous year and have identified several areas in which we were able to achieve significant impacts on overall emissions.
✔	Replaced and upgraded offshore power generation with state of the art, cleaner burning units that will reduce overall field emissions.
✔	Completed replacement of single hull FPSO to a newer generation double-hull FSO.
✔	Continued implementing a field wide hydrocarbon emissions detection program.
Water Management. Because we operate offshore, we have a limited impact on water availability. All produced water is treated to meet or exceed MARPOL standards.
Biodiversity and Decommissioning. Conservation of biodiversity is an integral part of our commitment to the communities with which we work. In 2022, we progressed initiatives related to tracking wildlife inventory levels and managing interaction of wildlife and communities to minimize the impact of development on critical species.
Community Involvement
We take pride in our reputation as a good corporate citizen, and we continue to support the communities where we operate. We view our support and involvement in local communities as being critical to our “social license to operate.”
✔
In 2022, we provided significant funding to rehabilitate schools, provide medical supplies and support various non-governmental organizations that improve the social fabric of local communities in Gabon.

✔	With the support of the Ministry of Petroleum, we completed numerous projects in the health and education sectors in rural Gabon.
✔	In partnership with Space For Giants, we initiated a trial program to deploy electric fencing to facilitate peaceful coexistence of elephants and local agriculture.
✔	We have been an active participant in the Aswan Flood Relief Project under the Ministry of Petroleum in Egypt, and have sponsored rebuilding in the affected villages.
✔	We are evaluating corporate social responsibility opportunities to fund in Ras Gharib, Egypt, to build on the support we provided to the hospital in Ras Gharib.
✔	We are actively engaged in the Egyptian Ministry of Petroleum’s industrywide Corporate Social Responsibility initiative.
✔	We continue to support the Krause Children’s Center in Houston.
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Proposal No. 1—Election of Directors
Director Nominees
On March 10, 2023, the Board, upon recommendation of the ESG Committee, voted to nominate the individuals named in the table below for election, which will result in a reduction of the number of directorships from seven to five after the Annual Meeting. The Board asks you to elect the five nominees named below as directors for a term that expires at the 2024 annual meeting of shareholders. The table below provides summary information about the five director nominees. For more information about the director nominees, see page 18.
Name	Director Since	Independence Status	Board Committees
Andrew L. Fawthrop	2014	Independent	Audit, Compensation, ESG, Strategic, Technical and Reserves
George W. M. Maxwell	2020	Not Independent	Strategic, Technical and Reserves
Edward LaFehr	2022	Independent	Technical and Reserves
Fabrice Nze-Bekale	2022	Independent	Audit, Compensation, ESG, Strategic
Cathy Stubbs	2020	Independent	Audit, Compensation, ESG, Strategic, Technical and Reserves
Vote Required
The five nominees who receive the greatest number of “FOR” votes cast by the shareholders, a plurality, will be elected as our directors. There is no cumulative voting. Abstentions and broker non-votes will not be taken into account for purposes of determining the outcome of the election of directors. Accordingly, if you own your shares through a broker, you must give the broker instructions to vote your shares in the election of directors. Otherwise, your shares will not be voted.
Proposal No. 2—Ratification of Appointment of Independent Registered Public Accounting Firm
Auditor Ratification
The Board is asking you to ratify the selection of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Even if our shareholders ratify the appointment of BDO, the Audit Committee may, in its sole discretion, terminate such engagement and direct the appointment of another independent registered public accounting firm at any time during the year. For additional information concerning BDO, including the fees billed to us for services provided by BDO during 2022 and 2021, see page 39.
Vote Required
The approval of the ratification of the appointment of BDO as the Company’s independent registered public accounting firm requires the vote of a majority of votes cast affirmatively or negatively. For this proposal, abstentions will have no effect on the vote. Broker non-votes are not applicable to the proposal because your broker has discretionary authority to vote your common stock in the absence of affirmative instructions from you with respect to this proposal.
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Proposal No. 3—Advisory Resolution on Executive Compensation
Say-on-Pay
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking our shareholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement. For a detailed description of our executive compensation program, see “Compensation Discussion and Analysis” beginning on page 44.
Vote Required
The approval, on an advisory basis, of the compensation of our NEOs requires the vote of a majority of votes cast affirmatively or negatively. For this proposal, abstentions and broker non-votes will have no effect on the vote.
Proposal No. 4—Advisory Resolution on Frequency of Say-on-Pay
Frequency of Say-on-Pay
Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to vote, on an advisory or non-binding basis, whether future advisory votes on compensation of our NEOs should occur every year, every two years or every three years. For a detailed description of our executive compensation program, see “Compensation Discussion and Analysis” beginning on page 44. We recommend that such future advisory votes continue to be held every year.
Vote Required
The approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our NEOs requires the vote of a majority of votes cast affirmatively or negatively. For this proposal, abstentions and broker non-votes will have no effect on the vote.
Voting and Other Procedures Related to the Annual Meeting
Record Date and Persons Entitled to Vote
The Board has set the close of business on April 21, 2023 as the record date for shareholders entitled to notice of and to vote at the meeting. At the close of business on the record date, there were 107,473,582 shares of VAALCO common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.
Procedure to Access Proxy Materials Over the Internet
Your Notice or (if you received paper copies of the proxy materials) your proxy card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are also available at www.proxyvote.com.
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How to Vote
The Board encourages you to exercise your right to vote. Shareholders can vote in person at the Annual Meeting or by proxy. Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct. If you are a shareholder of record (you own shares in your name), there are three ways to vote by proxy:
•
By Internet—You may vote over the Internet at www.proxyvote.com by following the instructions on the Notice or, if you received your proxy materials by mail, by following the instructions on the proxy card.

•	By telephone—Shareholders located in the United States that receive proxy materials by mail may vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card.
•	By mail—If you received proxy materials by mail, you can vote by mail by marking, dating, signing and returning the proxy card in the postage-paid envelope.
Telephone and Internet voting will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight time on June 7, 2023.
Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person. The Board recommends that you vote by proxy since it is not practical for most shareholders to attend the Annual Meeting.
If you are a street name shareholder (that is, if your shares are held of record in the name of a bank, broker or other holder of record), you will receive instructions from the bank, broker or other record holder of your shares. You must follow the instructions of the holder of record in order for your shares to be voted. If you are a street name shareholder, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.
The shares represented by all valid proxies received by telephone, by Internet or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies will be voted:
•	FOR the nominees for directors named in this Proxy Statement;
•	FOR ratification of the appointment of the independent registered public accounting firm;
•	FOR approval of the advisory resolution on executive compensation.
•	ONE YEAR for approval of the advisory resolution on executive compensation.
How to Change Your Vote; Revocability of Proxy
If you are a shareholder of record, you may later revoke your proxy instructions by:
•	sending a written statement to that effect to the Corporate Secretary at the address listed on the first page of this Proxy Statement;
•	voting again by the Internet or telephone (only the last vote cast will be counted), provided that you do so before 11:59 p.m. Eastern Daylight time on June 7, 2023;
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•	submitting a properly signed proxy with a later date; or
•	voting in person at the Annual Meeting.
If you are a street name shareholder, you may later revoke your proxy instructions by following the procedures provided by your bank, broker or other nominee.
Quorum
Your stock is counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly vote by Internet, telephone or mail. In order for us to hold our Annual Meeting, holders of a majority of the stock issued and outstanding and entitled to vote at the Annual Meeting must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.
Routine and Non-Routine Matters; Abstentions and Broker Non-Votes
The New York Stock Exchange (“NYSE”) permits brokers to vote their customers’ stock held in street name on “routine matters” when the brokers have not received voting instructions from their customers. The NYSE does not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares that the broker is unable to vote are called “broker non-votes.”
The ratification of the appointment of the independent registered public accounting firm is a routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.
The election of directors, the advisory vote to approve our executive compensation and the advisory vote on the frequency of future advisory votes to approve our executive compensation are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers.
However, if you submit a proxy card, any proposals for which you do not provide instructions will be voted in accordance with the Board’s recommendations.
Vote Required for Each Proposal
•
Election of Directors. The five director nominees who receive the greatest number of “FOR” votes cast by the shareholders, a plurality, will be elected as our directors. For this proposal, abstentions and broker non-votes will not be taken into account for purposes of determining the outcome of the election of directors. If you own your shares through a broker, you must give the broker instructions to vote your shares in the election of directors if you wish for your shares to be voted. If you submit a proxy card, any proposals for which you do not provide instructions will be voted in accordance with the Board’s recommendations.

•
Independent Registered Public Accounting Firm. The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of votes cast affirmatively or negatively. Abstentions will have no effect on the vote. Broker non-votes are not applicable to the proposal to ratify the appointment of the independent auditor because your broker has discretionary authority to vote your common stock in the absence of affirmative instructions from you with respect to this proposal.

VAALCO ENERGY, INC. 2023 Proxy Statement | 15

•
Named Executive Officer Compensation. Our NEO compensation will be considered approved by our shareholders in an advisory manner upon the affirmative vote of a majority of votes cast affirmatively or negatively. For this proposal, abstentions and broker non-votes will have no effect on the vote. If you own your shares through a broker, you must give the broker instructions to vote your shares in the advisory vote on compensation of our executive officers if you wish for your shares to be voted. If you submit a proxy card, any proposals for which you do not provide instructions will be voted in accordance with the Board’s recommendations.

•
Frequency of Advisory Vote on Named Executive Officer Compensation. Although, as an advisory vote, this proposal is not binding upon us or the Board, the Compensation Committee will carefully consider the shareholder vote on this matter, along with all other expressions of shareholder views it receives on this matter. The frequency choice that receives a majority of votes cast will determine the shareholders’ preferred frequency for holding future advisory votes on executive compensation. If none of the three frequency choices receives a majority, the Board will consider the frequency choice that receives the plurality of votes cast. For this proposal, abstentions and broker non-votes will have no effect on the vote. If you own your shares through a broker, you must give the broker instructions to vote your shares in the advisory vote on the frequency of future advisory votes on compensation if you wish for your shares to be voted. If you submit a proxy card, any proposals for which you do not provide instructions will be voted in accordance with the Board’s recommendations.

Proxy Solicitation
In addition to sending you these materials or otherwise providing you access to these materials, some of our directors and officers as well as management and non-management employees may contact you by telephone, mail, e-mail or in person. You may also be solicited by our proxy solicitor, D.F. King & Co., by means of press releases issued by VAALCO, postings on our website at www.VAALCO.com, advertisements in periodicals, or other media forms. None of our officers or employees will receive any extra compensation for soliciting you. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of our common stock. In addition, to assist us with our solicitation efforts, we have retained the services of D.F. King & Co., Inc. for a fee of approximately $6,500, plus out-of-pocket expenses.
Tabulation
Our General Counsel will tabulate and certify the vote at the Annual Meeting.
Results of the Vote
We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the date of the Annual Meeting unless only preliminary voting results are available at the time of filing the Form 8-K. To the extent necessary, we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. You may access or obtain a copy of these and other reports free of charge on the Company’s website at www.VAALCO.com. The reports we file with the SEC are also available on the SEC’s website at www.sec.gov.
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List of Shareholders
A complete list of all shareholders entitled to vote at the Annual Meeting will be open for examination by any shareholder during normal business hours for a period of ten days prior to the Annual Meeting at our offices, 9800 Richmond Avenue, Suite 700, Houston, Texas, 77042.
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PROPOSAL NO. 1—ELECTION OF DIRECTORS
Overview
On March 10, 2023, the Board, upon recommendation of the ESG Committee, voted to nominate the individuals named in the table below for election, which will also result in a reduction of the number of directorships from seven to five after the Annual Meeting. The Board asks you to elect the five nominees named below as directors for a term that expires at the 2024 annual meeting of shareholders and until either they are reelected or their successors are elected and qualified:
Andrew L. Fawthrop
George W. M. Maxwell
Edward LaFehr
Fabrice Nze-Bekale
Cathy Stubbs
Each nominee currently serves as a director. Biographical information for each is contained below. Biographical information for our current directors not standing for election is included under “Board Compensation and Communications – Directors Not Standing for Election” on page 23. No proposed nominee is being nominated for election pursuant to any arrangement or understanding between the nominee and any other person.
The Board has no reason to believe that any nominee will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the number of the Company’s directors will be reduced or the persons named as proxies on the accompanying proxy card, or their substitutes, will vote for the election of a substitute nominee that the Board recommends. Only the nominees designated by the Board will be eligible to stand for election as directors at the Annual Meeting.
Director Nominee Information and Qualifications
The following table provides information with respect to each nominee (each is also a current director). Each director will be elected to serve until the next annual meeting or his or her earlier death or resignation or until his or her successor is elected and qualified.
Name	Age	Title
Andrew L. Fawthrop	70	Director and Chairman of the Board
George W. M. Maxwell	57	Director and Chief Executive Officer
Edward LaFehr	63	Director
Fabrice Nze-Bekale	49	Director
Cathy Stubbs	56	Director
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The following is a brief description of the background and principal occupation of each director nominee:

Andrew L. Fawthrop — Mr. Fawthrop has served on the Board since October 2014 and as the Chairman of the Board since December 2015. Mr. Fawthrop has deep and broad-based experience in the oil and gas industry, including in Africa, having served for 37 years with Unocal Corporation and Chevron Corporation (following its acquisition of Unocal in 2005) in a vast number of international leadership positions. Most recently, from January 2009 until his retirement in 2014, Mr. Fawthrop served as Chair and Managing Director for Chevron Nigeria. Prior to his assignment in Nigeria, Mr. Fawthrop served as President and Managing Director for Unocal/Chevron Bangladesh from 2003 until 2007. In his professional career, Mr. Fawthrop held various positions of increasing responsibility for exploration activities around the world in geographies including China, Egypt, Indonesia, South America, Africa, Latin America and Europe. Mr. Fawthrop served as a Member of the Advisory Board of Eurasia Group. He served as a Director of Hindustan Oil Exploration Co. Ltd. from 2003 to 2005. He was an active member of the United States Azerbaijan Chamber of Commerce, the Asia Society of Texas and the Houston World Affairs Council. Mr. Fawthrop holds a Bachelor of Science in Geology and Chemistry and a Master’s degree in Marine Geology from the University of London.
Mr. Fawthrop’s significant experience in the international E&P industry, particularly his experience in Africa, provides a valuable resource to the Board. In addition, through his prior leadership roles and activities, he has extensive operational experience and strategy-making abilities with an executive-level perspective and knowledge base that provides a strong platform for the Board.

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George W. M. Maxwell — Mr. Maxwell became Chief Executive Officer of VAALCO in April 2021. Mr. Maxwell has over 25 years of experience in the oil and gas industry, including in both the producing and service/manufacturing arenas. Mr. Maxwell founded Eland Oil & Gas Plc. in 2009 and served as the company’s Chief Executive Officer from September 2014 to December 2019, Chief Financial Officer from 2010 to 2014, and as a member of the board of directors from 2009 to 2019, until the company was acquired by Seplat Petroleum Development Company Pls. on December 17, 2019. Prior to founding Eland Oil & Gas Plc., Mr. Maxwell served as the business development manager for Addax Petroleum and, prior to this, commercial manager in Geneva. Mr. Maxwell joined Addax Petroleum in 2004 and held the general manager position in Nigeria, where he was responsible for finance, and fiscal and commercial activities. Prior to this, Mr. Maxwell worked with ABB Oil & Gas as vice president of finance based in the UK with responsibilities for Europe and Africa. He held a similar position in Houston, from where the organization ran its operations in ten countries. Mr. Maxwell was finance director in Singapore for Asia Pacific and Middle East, handling currency swaps and minimizing exposures during the Asian financial crisis of the late 1990s. Mr. Maxwell graduated from Robert Gordon University in Aberdeen with a Masters in Business Administration. Mr. Maxwell is a Fellow of the Energy Institute in the UK and has formerly served on the boards of directors of Elcrest Exploration and Production Nigeria Ltd. and Westport Oil Limited.
Mr. Maxwell’s significant experience serving in executive leadership positions and on the boards of E&P companies, as well as his experience in M&A and strong ties to the London investment community, provide invaluable insight, making him an important resource for the Board.

Edward LaFehr — Mr. LaFehr was appointed to TransGlobe’s Board of Directors in March 2019. He joined VAALCO’s Board following the combination with VAALCO in October 2022. Mr. LaFehr retired from Baytex Energy Corporation in January of 2023 after serving 6 years as President and Chief Executive Officer. Mr. LaFehr has 40 years of experience in the energy industry working with Amoco, BP, Talisman, TAQA and Baytex, holding senior positions in North American, European and Middle Eastern regions. Prior to joining Baytex, he was President of TAQA's North American energy business and subsequently Chief Operating Officer for TAQA, globally. Prior to this, he served as Senior Vice President for Talisman Energy. From 2009 to 2011 Mr. LaFehr was Managing Director of Pharaonic Petroleum Company in Cairo, Egypt. He also served on BP Egypt's executive team and represented BP's interests on the Board of the Pharaonic JV as well as ENI's Petrobel JV with the Egyptian Government. Mr. LaFehr holds Masters degrees in geophysics and mineral economics from Stanford University and the Colorado School of Mines, respectively.
Mr. LaFehr’s significant experience in executive roles at energy companies, as well as his expertise and credentials pertaining to oil, natural gas and NGL exploration, development and production, make him a valuable addition to the Board.

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Fabrice Nze-Bekale — Mr. Nze-Bekale has over 25 years of experience in mining, banking, telecoms, M&A and international finance. Mr. Nze-Bekale has served on numerous boards and as a senior executive across his career. He currently serves as an independent director on the Board of Orabank Gabon, where he is also the Chairman of the Audit Committee and serves on the Risk Committee and Ethics and Good Governance Committee. Mr. Nze-Bekale is the Chairman of the board of directors of Airtel Money Gabon, a role he began in 2021. He also began serving as the executive president of the board of directors of Gabon Angel Investing Network in 2021. From 2012 to 2020, he was a member of the Board of the Fonds Gabonais d’Investissements Strategiques, Gabon’s sovereign wealth fund. He has also served on the Boards of several Gabonese mining companies.
Mr. Nze-Bekale has been Chief Executive Officer of ACT Afrique, a leading advisory firm in West Africa and based in Dakar, Senegal, since 2017, and an executive member of the board of directors since 2020. ACT Afrique provides strategic advisory and investment banking expertise to governments as well as to public and private entities in West Africa. Prior to joining ACT Afrique, from 2012 to 2017, he served as Chief Executive Officer of Societe Equatoriale des Mines, the national mining company in Gabon, which he helped create to manage Gabon’s investments in the sector. Prior to that, he was Director of Investment Banking for Standard Bank PLC based in London from 2008 to 2011 and Finance Manager for Celtel International from 2005 to 2008. Fabrice began his career at Citibank Gabon, where he rose to become the Head of Corporate Banking. Mr. Nze-Bekale is a Gabonese national and holds a Masters degree in Finance and Financial Engineering from the University of Paris-Dauphine (France) with an MBA from the London Business School (UK).
Mr. Nze-Bekale’s significant experience in the areas of mining, banking, telecom and finance, his service in various director and executive roles, and his knowledge of Gabon and other West African countries make him a valuable resource for the Board.

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Cathy Stubbs — Ms. Stubbs has served on the Board since June 2020. Ms. Stubbs has over 30 years of experience in the energy industry, most recently serving 17 years with Aspire Holdings, LLC (formerly Endeavour International Corporation), an independent international oil and gas exploration and production company focused in the North Sea and United States. Ms. Stubbs held numerous roles with Aspire Holdings, LLC, including as a director and President and Chief Financial Officer from 2015 to 2021, Senior Vice President and Chief Financial Officer from 2013 to 2015, Vice President, Finance and Treasury, and served in other corporate development and accounting roles from 2004 to 2013.
Prior to joining Aspire Holdings, LLC she served as Assistant Controller, Financial Reporting and Corporate Accounting at Devon Energy, Inc. (formerly Ocean Energy, Inc.) from 1997 to 2004. Ms. Stubbs began her career in public accounting with KPMG, an international audit and business strategy consulting firm, where she rose to the title of Audit Manager. Ms. Stubbs is a Certified Public Accountant in the State of Texas and she currently serves on the board of directors of Amazing Place, and serves as the treasurer and supervisor of Memorial Villages Water Authority Board. Ms. Stubbs holds a Bachelor of Business Administration and Master’s degree in Professional Accounting from the University of Texas at Austin.
Ms. Stubbs’ significant experience in accounting, finance, risk management and her service in various director and executive roles provide a valuable resource to the Board.

Vote Required
The director nominees shall be elected by a plurality of the votes cast . For this proposal, abstentions and broker non-votes will not be taken into account. If you own your shares through a broker, you must give the broker instructions to vote your shares in the election of directors. Otherwise, your shares will not be voted. However, if you submit a proxy card, any proposals for which you do not provide instructions will be voted in accordance with the Board’s recommendations.
Board Recommendation
The Board recommends that shareholders vote “FOR” the election of each of the nominees.
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BOARD COMPOSITION, INDEPENDENCE AND COMMUNICATIONS
Board Composition
The following table provides information about each director currently serving on our Board:
			Committee Membership
Name	Independent	Director Since	Audit	Compensation	Environmental, Social and Governance	Strategic	Technical and Reserves
Andrew L. Fawthrop		2014
George W. M. Maxwell		2020
David Cook		2022
Edward LaFehr		2022
Timothy Marchant		2022
Fabrice Nze-Bekale		2022
Cathy Stubbs		2020
Chairman of the Board	Audit Committee Financial Expert	Chair	Member
The directors’ experiences, qualifications and skills that the Board considered in their re-nomination are included in their individual biographies set forth above under “Proposal No. 1—Election of Directors.”
Directors Not Standing For Election

David Cook — Mr. Cook was appointed to TransGlobe’s Board in August 2014 and was elected Chairman of the TransGlobe Board in May 2019. He joined VAALCO’s Board following the combination with VAALCO in October 2022. Previously, Mr. Cook was the Chief Executive Officer of Noreco (Norwegian Energy Company). Prior to Noreco, Mr. Cook was the Head of Strategy at INEOS Oil & Gas and, prior thereto, the Chief Executive Officer of INEOS DeNoS. Prior to INEOS, Mr. Cook was the Chief Executive Officer of the Danish upstream company DONG Oil and Gas, owned by what is today Orsted. He possesses more than 30 years of experience in the energy business having held senior positions at Noreco, INEOS, DONG Energy (now Orsted), the Abu Dhabi National Energy Company PJSC, BP, TNK-BP and Amoco. Mr. Cook has previously served on the Board of WesternZagros Ltd., in addition to previously serving as a Director for three BP/Rosneft joint ventures. Mr. Cook holds a BSc in Geophysics and a PhD in Geological Sciences from Michigan State University and currently resides in Houston, Texas.

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Timothy Marchant — Dr. Timothy Marchant was appointed to TranGlobe Energy’s Board in March 2020. He joined VAALCO’s Board following the combination with VAALCO in October 2022. Dr. Marchant has 40 years of oil and gas industry experience in Canada and international locations, with extensive experience in exploration, foreign growth strategies, sustainability and international operations. Currently, he is the Adjunct Professor of Strategy and Energy Geopolitics at the Haskayne School of Business, University of Calgary where he teaches energy, corporate social responsibility and sustainability strategies; he also lectures on board environment, social and governance strategies for the Institute of Corporate Directors Education Program. Dr. Marchant has served in a variety of senior executive positions with British Petroleum and Amoco in Egypt, Saudi Arabia, Abu Dhabi and Kuwait. Prior to his international assignments, he spent 17 years with Amoco Canada. Dr. Marchant has a Ph.D. in Geology from Trinity College, University of Dublin, Ireland. He completed the Executive Program at the Ivey School of Business, University of Western Ontario in 1994 and the Institute of Corporate Directors Education Program in 2011.

Director Independence
It is VAALCO’s policy that a majority of the members of the Board be independent. Our common stock is listed on the NYSE and the London Stock Exchange (the “LSE”) under the symbol “EGY.” The rules of the NYSE require that a majority of the members of our Board be independent and the LSE recommends that at least a majority of the members of the Board be independent.
In assessing independence, the Board has determined that, with respect to each of Messrs. Fawthrop, LaFehr and Nze-Bekale, and Ms. Stubbs, no material relationship exists that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out their responsibilities as directors. In addition, the Board considered relationships and transactions involving directors or their affiliates or immediate family members that would be required to be disclosed as related party transactions and described under “—Related Party Transactions” below, of which there were none; and other relationships and transactions involving directors or their affiliates or immediate family members that would rise to the level of requiring such disclosure, of which there were none.
Based on the foregoing, the Board affirmatively determined that each of Messrs. Fawthrop, LaFehr and Nze-Bekale and Ms. Stubbs qualifies as “independent” for purposes of the Company’s Corporate Governance Principles and NYSE listing rules. Mr. Maxwell does not qualify as “independent” because he is an employee of the Company.
The Board has also determined that each member of the Audit Committee qualifies as independent under the audit committee independence rules established by the SEC, and meets the NYSE’s financial literacy requirements. In addition, each member of the Compensation Committee qualifies as a “non-employee director” under SEC rules.
There are no family relationships between any of our directors or executive officers.
Selection of Director Nominees
General Criteria and Process. We require that our directors display the highest personal and professional ethics and integrity, and be committed to representing the long-term interests of our shareholders. They must also have an inquisitive and objective perspective, practical wisdom, and mature
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judgment. Our directors should have a complimentary range of experience in business areas that are relevant to the Company’s global activities. The evaluation of director nominees takes into account diversity of background, race, ethnicity, gender, age, skills, and professional experience that enhance the quality of the deliberations and decisions of the Board.
Under its charter, the ESG Committee is responsible for determining criteria and qualifications for Board nominees to be used in reviewing and selecting director candidates, including those described in our Corporate Governance Principles. The criteria and qualifications include:
•	personal characteristics such as integrity, education, diversity of background and experience, age, race, ethnicity and gender;
•	the availability and willingness to devote sufficient time to the duties of a director;
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	experience in the oil and gas industry and with relevant social policy concerns;
•	a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards;
•	experience as a Board member of another publicly held company;
•	freedom from conflicts of interest, and whether the candidate would be independent under NYSE rules; and
•	practical and mature business judgment.
These criteria and qualifications are not exhaustive, and the ESG Committee and the Board may consider other qualifications and attributes which they believe are appropriate. Other than ensuring that at least one member of the Board is a financial expert and a majority of the Board members meet all applicable independence requirements, the ESG Committee retains broad discretion in determining the composition and experience of the Board as a whole. The ESG Committee evaluates potential nominees based on the contribution such nominee’s background and skills could have upon the overall functioning of the Board in light of the perceived needs of the Company at the time such evaluation is made.
The ESG Committee identifies nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the ESG Committee’s criteria for Board service are frequently re-nominated. In certain circumstances, such as this year’s decision to reduce the Board size, not all directors can be re-nominated, and this should not be taken as an indication that unnominated directors were not excellent candidates.
As to new candidates, the ESG Committee will generally poll the Board and members of management for recommendations. The ESG Committee may also review the composition and qualification of the boards of directors of VAALCO’s peer group and competitors and may seek input from search firms or from industry experts or analysts. The ESG Committee then reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the independent directors and executive management. In making its determinations, the ESG Committee evaluates each
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individual in the context of the Board as a whole, with the objective of assembling a group with diverse backgrounds that can best represent shareholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the ESG Committee makes its recommendation to the Board.
Shareholder Recommendation of Director Candidates. The ESG Committee considers all candidates recommended by our shareholders in accordance with the advance notice provisions of our bylaws. Shareholders may recommend candidates by writing to the Corporate Secretary at VAALCO Energy, Inc., 9800 Richmond Avenue, Suite 700, Houston, Texas 77042, stating the recommended candidate’s name and qualifications for Board membership and otherwise providing all of the information required by the advance notice provisions in our bylaws, and complying with the deadlines and timelines specified therein. When considering candidates recommended by shareholders, the ESG Committee follows the same Board membership qualifications evaluation and nomination procedures that are outlined above. Our ESG Committee has not established a minimum number of shares of common stock that a shareholder must own, or a minimum length of time during which the shareholder must own its shares of common stock, in order to recommend a director candidate for consideration.
Communicating Concerns to Directors
In order to provide our shareholders and other interested parties with a direct and open line of communication to the Board, the Board has adopted procedures for communications to directors. Our shareholders and other interested persons may communicate with the Chair of our Audit Committee or with our non-employee directors as a group, by written communications addressed in care of Corporate Secretary, VAALCO Energy, Inc., 9800 Richmond Avenue, Suite 700, Houston, Texas 77042.
All communications received in accordance with these procedures will be reviewed initially by our Corporate Secretary who will relay all such communications to the appropriate director or directors unless it is determined that the communication:
•	does not relate to our business or affairs or the functioning or constitution of the Board or any of its committees;
•	relates to routine or insignificant matters or matters that do not warrant the attention of the Board;
•	is an advertisement or other commercial solicitation or communication;
•	is a resume or other form of job inquiry;
•	is frivolous or offensive; or
•	is otherwise not appropriate for delivery to directors.
A director who receives any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.
The Corporate Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Board will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.
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CORPORATE GOVERNANCE
Board Risk Oversight
While the Board, with input from each of its committees, oversees VAALCO’s risk management function, VAALCO’s management team is responsible for the execution of our day-to-day risk management process. The Audit Committee reviews with management, as well as internal and external auditors, the Company’s business risk management process, including the adequacy of VAALCO’s overall control environment and controls in selected areas representing significant financial and business risk, including cybersecurity. The Audit Committee periodically discusses its assessment with management and considers the impact of risk on our financial position and the adequacy of our risk-related internal controls. Our Compensation Committee also considers risks that could be implicated by our compensation programs, our Technical and Reserves Committee oversees the evaluation and reporting of the Company’s oil, gas and NGL reserves, and our ESG Committee annually reviews the effectiveness of our leadership structure and manages succession planning. Each Board committee as well as senior management, reports regularly to the full Board.
Succession Planning
A key responsibility of our CEO and Board is ensuring that an effective process is in place to provide continuity of leadership over the long-term. Each year, a review of senior leadership succession is conducted by the Board based upon the recommendation of the ESG Committee. During this review, the CEO and the independent directors discuss candidates for senior leadership positions, succession timing for those positions, and development plans for the highest-potential candidates. This process forms the basis for ongoing leadership assignments.
Board Leadership Structure
Our current board structure separates the roles of Chief Executive Officer and Chairman of the Board, with Mr. Maxwell serving as Chief Executive Officer and Mr. Fawthrop serving as Chairman of the Board. We believe this leadership structure allows Mr. Maxwell to focus primarily on our day-to-day operations and the implementation of our strategic, financial and management policies and allows Mr. Fawthrop to lead our Board in identifying strategic priorities and discussing execution of strategy. The Board currently believes that this distribution of oversight is the best method of ensuring optimal Company performance and risk management.
Our Corporate Governance Principles provide that, in the event the Chairman of the Board is not an independent director, or when the independent directors determine that it is in the best interests of the Company, the independent directors will also appoint a lead independent director. The primary role of the lead independent director would be to ensure independent leadership of the Board, as well as to act as a liaison between the non-management directors and our Chief Executive Officer. Because our Chair of the Board is an independent director, our Board has determined that a lead independent director is not necessary at this time.
Board Evaluation
We believe a rigorous Board evaluation process is important to ensure the ongoing effectiveness of our Board. To that end, our ESG Committee is responsible for annually assessing the performance of the Board. As part of the evaluation, the ESG Committee reviews areas in which the ESG Committee or our management believe the Board can make a better contribution to the governance of the Company. Additionally, each of our Board committees conducts an annual self-evaluation of its performance.
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Insider Trading Policy; Prohibition on Hedges and Pledges
We have an insider trading policy that prohibits our officers, directors and employees from purchasing or selling our securities in the open market while being aware of material, non-public information about the Company and disclosing such information to others who may trade in securities of the Company.
Our insider trading policy also prohibits our officers, directors and employees from engaging in hedging activities or other short-term or speculative transactions in the Company’s securities such as zero-cost collars and forward sale contracts. We believe that these hedging transactions would allow the persons covered by our insider trading policy to own our securities without the full risks and rewards of ownership, which could result in misalignment between our general shareholders and the individual engaging in the hedge. In addition, our insider trading policy prohibits all covered persons from pledging our securities or using them as collateral for a loan or as part of a margin account without the consent of our Board. For additional information, see “Compensation Discussion and Analysis—Other Compensation Information—Prohibition on Hedges and Pledges.”
Stock Ownership Guidelines
The Board believes that it is in the best interests of the Company and its shareholders to align the financial interests of the officers of the Company and of the Board with those of the Company’s shareholders. To effect this, the Board enforces minimum stock ownership guidelines that require that the individuals noted below hold an interest in the Company’s stock as follows:
Title	Stock Ownership Requirement
Chief Executive Officer	Three (3) times annual base salary
Independent Director	Five (5) times annual cash director retainer
Chief Financial Officer	Three (3) times annual base salary
Other Executive Officers	Two (2) times annual base salary
In general, the forms of equity ownership that can be used to satisfy the ownership requirements include shares held directly, unvested shares of restricted stock and vested share-settled equity awards that have been deferred. Our guidelines do not count unexercised stock options, vested and unexercised stock appreciation rights (“SARs”) and cash-settled awards, among other things, towards the ownership requirements.
Each officer or non-employee director has five years from the adoption of the policy or date of appointment, whichever is later, to attain compliance with the ownership requirement and, until a covered individual is in compliance, that individual must retain an amount equal to 60% of the net shares received since appointment as a result of the exercise, vesting or payment of any Company equity awards granted. If, for any reason, an individual’s ownership falls below the requirement, that individual is again required to retain 60% of any future awards until the ownership requirement is again attained. The 60% threshold was determined based on an estimate of the number of shares that would remain after disposing of enough shares to satisfy tax withholding requirements for the vesting of restricted shares.
Compliance with this policy is reviewed by the ESG Committee on an annual basis, and the ESG Committee may exercise its discretion in response to any violation of this policy. In addition, the Compensation Committee will take into account compliance with the requirements in determining grants of long term incentive plan awards or annual equity retainers. To date, the ESG Committee has not found any violations under the policy.
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Code of Ethics and Corporate Governance Documents
We have adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Both codes are available on our website at www.VAALCO.com. Our website also includes copies of the other corporate governance policies we have adopted, including our Corporate Governance Principles, as well as the charters of our Audit, Compensation and ESG Committees. Print copies of these documents are available upon request by contacting our investor relations group.
We have not granted any waivers to our codes of ethics to any of our directors or executive officers. To the extent required by law or regulation, we intend to post any waivers or amendments to our codes of ethics on our website.
Environmental, Social and Corporate Governance
We believe that in addition to being the right thing, operating our business ethically and responsibly is the foundation of our long-term success. Social and environmental values guide how we manage our business, and allow us to help local economies thrive. In addition to the ESG matters highlighted above, we are focused on three principle values: (i) a commitment to the safety of our employees and the environment, (ii) a commitment to society and local communities, and (iii) a commitment to high ethical standards. Our Board’s experience in the oil and gas sector and Africa provides a strong foundation to oversee ESG issues facing VAALCO and our industry.
Commitment to World-Class Safety. We have the highest regard for the health and safety of our employees, our contractors and the communities where we operate. Our commitment to safe operations is foundational to our business strategy, and reflects our unwavering commitment to the highest HSE standards as an operator. In light of this commitment, we have undertaken efforts to align our safety management systems with international standards, such as ISO 45001, which is the International Organization for Standardization’s standard for management systems of occupational health, and safety published in March 2018. In addition, we regularly engage in process safety management training and have developed our own “people-based” safety program.
We foster environmental stewardship through continuous training programs, dedicated emergency environmental response capabilities and being wholly conscious of any environmental impact of our operations, including impacts on carbon emissions and biodiversity. During 2020, we undertook a comprehensive baseline study to more fully understand and manage our carbon footprint. This baseline allows us to make better and more informed decisions that will shape our carbon reduction strategy and refine targets. The baseline study comprised building a greenhouse gas emissions inventory and diagnostic across the entire operating base and asset integrity audits.
Our commitment to safety is also directly reflected in our compensation philosophy. Our Compensation Committee considers safety performance as a significant factor in determining the annual bonus payable to our NEOs. We believe that linking executive officer remuneration to safety performance helps directly incentivize our executives to instill a safety-first culture.
Commitment to Society and Local Communities. We are committed to supporting the development of the local communities where we operate. Our local workforce in Gabon comprises 93% national representation, and 19% of those serving in management roles in Gabon are female. Our local workforce in Egypt comprises 90% national representation, and 25% of our Egyptian management team is female. Within our Houston offices, 33% of our workforce is female and 20% of those in Houston serving
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in management roles are female. Approximately 33% of our workforce in Canada is female, and approximately 16% of the management in Canada is female. Our company hiring practices are based on the foundation that we do not discriminate based on race, religion, color, national origin, physical disability, sex, sexual orientation or age in hiring.
We regularly support, promote and participate in a number of community initiatives in the Houston area and in the countries where we operate that involve a mix of charitable contributions, training and workforce participation. These initiatives include:
•	education-based programs to provide school supplies, training, facility upgrades and more;
•	social and health development campaigns designed to improve quality of life; and
•	environmental training and sustainability programs.
We continued to serve as a sponsor for the MISSION NISSI center in Gabon for young women who are at risk of human trafficking. In Houston, we support the Krause Children’s Center that serves young women between the ages of 12 to 17 on their road to recovery from difficult domestic situations. Our Houston employees also volunteer with Junior Achievement programs that help students realize the value of education.
Commitment to Ethics. We hold our business and employees to the highest ethical standards. Our corporate governance policies are designed to conform to both SEC guidelines and the U.K. Corporate Governance Code and are overseen by our majority independent Board. We do not tolerate bribery or corruption and we rigorously educate our employees on compliance with applicable anticorruption laws.
We believe a commitment to high ethical standards benefits all of our stakeholders, including investors, employees, customers, suppliers, governments, communities, business partners and others who have a stake in how we operate.
ESG Report. It is right, and it is necessary for our long-term success, to operate our business ethically and responsibly. This includes operating in a manner that takes into account our environmental impact. We encourage you to review the “Sustainability” section of our website, www.VAALCO.com, for details. You can also view our 2022 ESG Report there.(1)
Compensation Committee Interlocks and Insider Participation
The current members of the Compensation Committee are Andrew L. Fawthrop, Fabrice Nze-Bekale, and Cathy Stubbs. In 2022, Bradley L. Radoff served on the Compensation Committee until his resignation on January 28, 2022, at which time Mr. Radoff was replaced by Mr. Nze-Bekale.
None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Compensation Committee or our Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee. There are no Compensation Committee interlocks or relationships with any company our directors are affiliated with.
(1)
Information appearing on or connected to our website, including our ESG Report, is not deemed to be incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we file with the SEC.

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BOARD COMMITTEE MEMBERSHIP AND MEETINGS
Committees of Directors
Our Board has three standing, regular committees: the Audit Committee, the Compensation Committee and the ESG Committee. Each has a charter that governs the duties and responsibilities of the committee, which is available on VAALCO’s website at www.VAALCO.com. Each committee is operated according to the rules of the NYSE and each committee member meets the applicable independence requirements of the NYSE and SEC. Our Board has also determined that each member of the Compensation Committee constitutes a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act.
In addition to our three regular committees, the Board has a Strategic Committee that was formed to oversee evaluations of certain strategic alternatives for our Company. In 2022, the Board formed a Technical and Reserves Committee to oversee the review, evaluation and reporting of the Company’s oil, gas and NGL reserves and production.
Each of our Board committees reports to the Board. The composition, duties and responsibilities of our Board committees are described below.
Audit Committee
Current Membership	Committee Functions
Ms. Cathy Stubbs (Chair) Mr. Andrew L. Fawthrop Mr. Fabrice Nze-Bekale
• Selects and reviews the qualifications, performance, and independence of the independent registered public accounting firm
• Reviews reports of independent and internal auditors
• Reviews and pre-approves the scope and cost of all services (including non-audit services) provided by the independent registered public accounting firm
• Monitors the effectiveness of the audit process and financial reporting
• Reviews the adequacy of financial and operating controls
• Monitors the Company’s compliance with applicable legal and regulatory requirements and Company policies
• Reviews and approves or ratifies all related person transactions in accordance with Company’s policies and procedures

The Board has determined that each Audit Committee member is financially literate within the meaning of NYSE listing standards. In addition, the Board has determined that Ms. Stubbs qualifies as an “audit committee financial expert” in accordance with SEC rules and the professional experience requirements of the NYSE. Designation as an “audit committee financial expert” does not impose upon the designee any duties, obligations, or liabilities that are greater than those imposed on other members of the Audit Committee and the Board, and such designation does not affect the duties, obligations, or liability of any other member of the Audit Committee or the Board.
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Under the terms of its charter, the Audit Committee is authorized to engage independent advisors at the Company’s expense for advice on any matters within the scope of the Audit Committee’s duties. The Audit Committee may also form subcommittees and delegate its authority to those subcommittees as it deems appropriate.
Compensation Committee
Current Membership	Committee Functions
Mr. Andrew L. Fawthrop (Chair) Mr. Fabrice Nze-Bekale Ms. Cathy Stubbs
• Approves the salary and other compensation of the Chief Executive Officer
• Reviews and approves salaries and other compensation for executive officers other than the Chief Executive Officer
• Approves and administers VAALCO’s incentive compensation and equity-based plans
• Prepares the annual report on executive compensation
• Oversees the independent compensation consultant, if any

Under the terms of its charter, the Compensation Committee is authorized to engage independent advisors at the Company’s expense for advice on any matters within the scope of the Compensation Committee’s duties. The Compensation Committee may also form subcommittees and delegate its authority to those subcommittees as it deems appropriate.
ESG Committee
Current Membership	Committee Functions
Mr. Fabrice Nze-Bekale (Chair) Mr. Andrew L. Fawthrop Mr. Timothy Marchant Ms. Cathy Stubbs
• Reviews VAALCO’s corporate governance principles and practices and recommends changes as appropriate
• Evaluates the effectiveness of the Board and its committees and recommends changes to improve the effectiveness of the Board, Board committees, Chairpersons and individual directors
• Identifies and recommends prospective director nominees and assists with succession planning
• Periodically reviews and recommends changes as appropriate in the Company’s corporate governance policies and committee charters
• Provides oversight of policies and programs on issues of social responsibility and environmental sustainability

Under the terms of its charter, the ESG Committee is authorized to engage independent advisors at the Company’s expense for advice on any matters within the scope of the ESG Committee’s duties. The ESG Committee may also form subcommittees and delegate its authority to those subcommittees as it deems appropriate.
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Strategic Committee
Current Membership	Committee Functions
Mr. Andrew L. Fawthrop (Chair) Mr. George W. M. Maxwell Mr. Fabrice Nze-Bekale Ms. Cathy Stubbs
• Identifies and evaluates potential merger and acquisition opportunities
• Assists management with sourcing financing for potential acquisitions or other Company financing needs
• Assesses opportunities to divest non-core assets
• Provides additional guidance to management on key strategic decisions

We do not maintain a separate charter governing the duties and responsibilities of the Strategic Committee. Instead, our Board delegates authority to the Strategic Committee to take such actions as are deemed necessary or appropriate by the Board. The Strategic Committee is primarily responsible for reviewing strategic alternatives available to the Company, including potential transactions involving business combinations, recapitalizations, asset or securities sales and other extraordinary transactions, and making recommendations to the Board.
Technical and Reserves Committee
Current Membership	Committee Functions
Mr. Edward LaFehr (Chair) Mr. Andrew L. Fawthrop Mr. George W. M. Maxwell Ms. Cathy Stubbs
• Review the Company’s technical performance and plans, including long-term resource development strategies and new ventures
• Engage the Company’s independent reserve evaluators and auditors
• Recommend approval of the Company’s statements of reserves data and other oil, natural gas and NGL information prepared by the Company for public dissemination
• Conduct and oversee correspondence with regulators, and monitor and engage with officials regarding proposed regulatory initiatives

Under the terms of its charter, the Technical and Reserves Committee is authorized to engage independent advisors at the Company’s expense for advice on any matters within the scope of the Technical and Reserves Committee’s duties. The Technical and Reserves Committee may also form subcommittees and delegate its authority to those subcommittees as it deems appropriate.
Meetings and Attendance
In 2022, there were 31 Board meetings, five Audit Committee meetings, four Compensation Committee meetings, seven ESG Committee meetings, nine Strategic Committee meetings, and one meeting of the Technical and Reserve Committee. In 2022, each director attended at least 75% of the meetings of the Board held during their period of service, other than Mr. Cook, who attended 66%, or two of the three, Board meetings held while he served as a director. In 2022, each committee member
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attended at least 75% of the meetings of each committee he or she was on. We do not have a policy on whether directors are required to attend the Annual Meeting. Messrs. Fawthrop and Maxwell and Ms. Stubbs attended the 2022 Annual Meeting of Shareholders.
Pursuant to our Corporate Governance Principles, executive sessions of non-management directors are to be held, at a minimum, in conjunction with each regularly scheduled Board meeting. Any director can request that an executive session be scheduled. The sessions are scheduled and presided over by the Chairman of the Board.
Review and Approval of Related Person Transactions
All of our employees and directors are expected to avoid situations and transactions that conflict with their ability to act in the best interests of VAALCO. This policy is included in our Code of Business Conduct and Ethics. Each director and executive officer is instructed to inform the Chairman of the Board and the Corporate Secretary when confronted with any situation that may be perceived as a conflict of interest. In addition, at least annually, each director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest. The Audit Committee reviews all relevant information, including the amount of all business transactions involving VAALCO and entities with which the director is associated, and makes recommendations, as appropriate, to the Board as to whether a transaction involving an actual or perceived conflict of interest should be permitted.
Under SEC rules, related party transactions are those in which the Company is a participant, the amount exceeds $120,000, and in which any “related person” has a direct or indirect material interest. Executive officers, directors, 5% beneficial owners of our common stock, and their respective immediate family members are considered to be related parties under SEC rules. Any related party transactions that occurred since the beginning of fiscal year 2022, and any currently proposed transactions, are required to be disclosed in this Proxy Statement. Other than with respect to Mr. Pruckl, the Company’s Chief Operations Officer, as discussed below, we are not aware of any related party transactions during 2022. The Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related person transaction, the Audit Committee considers:
•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction, including, without limitation, the amount and type of transaction;
•	the importance of the transaction to the related person;
•	the importance of the transaction to the Company;
•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and
•	any other matters the Audit Committee deems appropriate.
Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote for approval or ratification of the transaction.
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Related Party Transactions
On March 14, 2022, the Company entered into a professional services agreement (the “Pruckl Services Agreement”) with J. Pruckl Holdings Ltd. (“Pruckl Holdings”), an entity owned and controlled by James Pruckl, the son of Thor Pruckl, our Chief Operating Officer. Under the Pruckl Services Agreement, Pruckl Holdings designates James Pruckl to render project contract engineering services for the Company that include pipeline in-line data analysis, jacket structures and subsea pipeline inspections and other related services in connection with the Etame Marin concession located at offshore Gabon in West Africa. As of December 31, 2022, the Company had been invoiced approximately $177 thousand in the aggregate and approximately $33 thousand was still outstanding under the Pruckl Services Agreement.
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DIRECTOR COMPENSATION
Overview
Our compensation for non-employee directors is designed to be competitive with our peer group and to link rewards to business results and shareholder returns to align our directors’ interests with those of our shareholders. We do not have a retirement plan for non-employee directors. Mr. Maxwell, the only employee who serves as a director, is not paid additional compensation for his service on the Board or any committee.
The Compensation Committee is responsible for evaluating and recommending to the independent members of the Board the compensation for non-employee directors, and the independent members of the Board set the compensation. As part of this review, the Compensation Committee considers the significant amount of time expended, and the skill level required, by each non-employee director in fulfilling his or her duties on the Board, each director’s role and involvement on the Board and its committees, and market data compiled from the Company’s peers and competitors.
The following table sets forth our policy with respect to the annual cash compensation payable to our non-employee directors in 2022:
Recipient(s)	Cash Compensation ($)
Per Position Compensation (Annualized)(1)
Non-Employee Directors	50,000
Audit Committee Chair	20,000
Committee Chair (other than Audit)	15,000
Chair of the Board	100,000

Per Meeting Compensation
Board Meeting	2,000
Committee Meeting	1,000
(1)	Payable in quarterly installments.
Effective October 1, 2022, at the recommendation of the Compensation Committee, the Board resolved to increase the cash compensation to the Chairman of the Board from $25,000 to $100,000; to increase the cash compensation of the Audit Committee Chair from $15,000 to $20,000; and to increase the cash compensation to each of the Compensation Committee Chair and the ESG Committee Chair from $10,000 to $15,000.
Under our director compensation policy, each member of the Board is also entitled to an annual equity award in an amount determined by the independent members of the Board. For 2022, our independent directors determined to grant each then non-employee member of the Board equity awards with an aggregate grant date fair market value of $8.31, consisting of 10,229 shares of restricted common stock, with such restricted common stock vesting on the earlier of the first anniversary of the date of grant or the first annual meeting of shareholders following the date of grant (but in no event less than 50 weeks following the date of grant), subject to a continuous service requirement.
We also reimburse directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including travel expenses in connection with Board and committee meetings. We do not provide any perquisites to our directors.
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2022 Non-Employee Director Compensation
The following table shows compensation paid to each of our non-employee directors who served during the fiscal year ended December 31, 2022.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Andrew L. Fawthrop	213,449	85,003(3)	298,452
George W. M. Maxwell(4)	—	—	—
David Cook	16,500	1,189,413(5)	1,205,913
Edward LaFehr	23,250	432,607(5)	455,857
Timothy Marchant	18,500	341,651(5)	360,151
Fabrice Nze-Bekale	134,600	85,003(3)	219,603
Bradley L. Radoff(6)	7,500	—	7,500
Cathy Stubbs	153,449	85,003(3)	238,452
(1)
Includes annual cash retainer fee, board and committee meeting fees and committee chair and chair of the board director fees for each non-employee director during fiscal year 2022, as more fully described above.

(2)
The amounts reported in this column reflect the aggregate grant date fair value of stock awards granted in fiscal year 2022, computed in accordance with FASB ASC Topic 718. See Note 17, “Stock-Based Compensation and Other Benefit Plans” to the Company’s Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for additional detail regarding assumptions underlying the value of these equity awards.

(3)	The date of grant of these awards was June 2, 2022.
(4)	Mr. Maxwell who is Chief Executive Officer, is not entitled to receive additional compensation for his service as a director.
(5)
In connection with closing the strategic business combination with TransGlobe, Messrs. Cook, LaFehr and Marchant were appointed to the Board on October 13, 2022. In connection with and pursuant to the terms of the business combination with TransGlobe, cash-settled deferred share unit (“DSU”) awards previously granted by TransGlobe to Messrs. Cook, LaFehr and Marchant prior to the business combination remained outstanding following the closing. On December 16, 2022, the Compensation Committee determined that the DSUs would be settled in shares pursuant to the 2020 LTIP, thereby converting all such awards from cash-settled liability awards to equity awards. On the date of this conversion, the awards were revalued based on VAALCO’s share price.

(6)
Mr. Radoff resigned as a member of the Board on January 28, 2022, at which time he was replaced by Mr. Nze-Bekale. As a result of such resignation, the stock awards granted to Mr. Radoff in fiscal year 2021 have been forfeited. Mr. Radoff was not granted any stock awards in 2022.

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PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Overview
The Audit Committee has selected BDO USA, LLP (“BDO”) as the independent registered public accounting firm to audit the consolidated financial statements and the internal control over financial reporting of VAALCO and its subsidiaries for 2023. The Board has endorsed this appointment. BDO has served as the Company’s independent registered public accounting firm since 2016. Representatives of BDO will not be present at the Annual Meeting and available to respond to questions.
Although shareholder approval of this appointment is not required by law and is not binding on the Company, if our shareholders do not ratify the appointment of BDO, the Audit Committee will consider the failure to ratify the appointment when appointing an independent registered public accounting firm for the following year. Even if our shareholders ratify the appointment of BDO, the Audit Committee may, in its sole discretion, terminate BDO’s engagement and direct the appointment of another independent registered public accounting firm at any time during the year.
Information regarding fees billed by BDO during 2022 and 2021 is set forth below in “Fees Billed by Independent Registered Public Accounting Firm.”
Vote Required
The approval of the ratification of the appointment of BDO as the Company’s independent registered public accounting firm requires a majority of votes cast affirmatively or negatively at the Annual Meeting.
For this proposal, abstentions will have no effect on the vote. Broker non-votes are not applicable to the proposal because your broker has discretionary authority to vote your shares of common stock in the absence of affirmative instructions from you with respect to this proposal.
Board Recommendation
The Board recommends that shareholders vote “FOR” the ratification of the appointment of BDO as the Company’s independent registered public accounting firm.
The proxy holders will vote all duly submitted proxies “FOR” the ratification of the appointment of BDO as the Company’s independent registered public accounting firm unless duly instructed otherwise.
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FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Aggregate fees for professional services billed by BDO to VAALCO during 2022 and 2021 are as follows:
	2022	2021
	(in thousands)
Audit Fees	$ 1,506	$ 724
Audit-related Fees	29	76
Tax Fees	–	–
All Other Fees	–	–
Total	$1,535	$800
The table above does not include certain unbilled fees of BDO that, as of the date of this proxy statement, are the subject of negotiation with the Company.
Audit Fees
For the year ended December 31, 2022, audit fees paid by us to BDO were for the integrated audit of our annual financial statements, registration statements, regulatory filings in the UK, and the review of our quarterly financial statements. For the year ended December 31, 2021, audit fees paid by us to BDO were for the audit of our annual financial statements, registration statements, and the review of our quarterly financial statements.
Audit-Related Fees, Tax Fees and All Other Fees
For the year ended December 31, 2022, audit-related fees paid by us to BDO were for the agreed upon procedures. For the year ended December 31, 2021, audit-related fees paid by us to BDO were for the financial statement audits of an acquired business and agreed upon procedures. There were no tax fees or other fees paid by us to BDO for the years ended December 31, 2022 and 2021.
Audit Committee Pre-Approval Policies and Procedures
Our Audit Committee has in place pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by our independent registered public accounting firm and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of our independent registered public accounting firm. The services and fees must be deemed compatible with the maintenance of the independent registered public accounting firm’s independence, including compliance with SEC rules and regulations. Throughout the year, the Audit Committee also reviews any revisions to the estimates of audit and non-audit fees initially approved.
During 2022 and 2021, all audit services provided by BDO were pre-approved by the Audit Committee. In addition, during 2022 and 2021, no fees for services outside the audit or review that exceeded the waiver provisions of 17 CFR 210.2-01(o)(7)(i)(c) were approved by the Audit Committee.
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AUDIT COMMITTEE REPORT
The Board has determined that all current Audit Committee members are (i) independent, as defined in Section 10A of the Exchange Act, (ii) independent under the standards set forth by the NYSE and (iii) financially literate. In addition, Ms. Stubbs qualifies as an audit committee financial expert under the applicable rules adopted under the Exchange Act. The Audit Committee is a separately designated standing committee of the Board, as defined in Section 3(a)(58)(A) of the Exchange Act and operates under a written charter approved by the Board, which is reviewed annually.
Management is responsible for our system of internal controls and the financial reporting process. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, and (iii) the independence and performance of our independent registered public accounting firm.
The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
Our independent registered public accounting firm also provided to the Audit Committee the written disclosure required by applicable rules of the PCAOB regarding the independent registered public accounting firms’ communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm regarding the firm’s independence.
Based on the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC.
Audit Committee of the Board,

Cathy Stubbs, Chair
Andrew L. Fawthrop
Fabrice Nze-Bekale
The forgoing information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
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PROPOSAL NO. 3—ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION
Overview
Pursuant to Section 14A(a)(1) of the Exchange Act, we are asking our shareholders to approve, on an advisory or non-binding basis, the compensation of our NEOs as disclosed in this Proxy Statement. The vote on this matter is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement.
Our Board and the Compensation Committee believe that we maintain a compensation program that is tied to performance, aligns with shareholder interests, and merits shareholder support. Accordingly, we are asking our shareholders to approve the compensation of our NEOs as disclosed in this Proxy Statement by voting FOR the following resolution:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative discussion.”
Although this vote is non-binding, the Board and the Compensation Committee value the views of our shareholders and will review the results. If there are a significant number of negative votes, we will take steps to understand those concerns that influenced the vote, and consider them in making future decisions about executive compensation.
Our Compensation Program
We believe that our NEO compensation program described throughout the “Compensation Discussion and Analysis” aligns the interests of our executives with those of our shareholders. Our compensation programs are designed to provide a competitive level of compensation to attract, motivate and retain talented and experienced executives and reward our NEOs for the achievement of short- and long-term strategic and operational goals and increased total shareholder return (“TSR”), while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We believe we have implemented a number of executive compensation practices and policies that reflect sound governance and promote the long-term interests of our shareholders.
Vote Required
The approval, on an advisory basis, of the compensation of our NEOs requires the vote of a majority of votes cast affirmatively or negatively.
For this proposal, abstentions and broker non-votes will have no effect on the vote. If you own your shares through a broker, you must give the broker instructions to vote your shares with respect to this proposal. Otherwise, your shares will not be voted. However, if you submit a proxy card, any proposals for which you do not provide instructions will be voted in accordance with the Board’s recommendation.
Board Recommendation
The Board recommends that shareholders vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.
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EXECUTIVE OFFICERS
The following table provides information with respect to current executive officers of VAALCO.
Name	Age	Title
George W. M. Maxwell	57	Chief Executive Officer (Principal Executive Officer) and Director
Ronald Y. Bain	56	Chief Financial Officer (Principal Financial Officer)
Jason J. Doornik	53	Chief Accounting Officer and Controller (Principal Accounting Officer)
Matthew R. Powers	47	Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Thor Pruckl	62	Chief Operating Officer
The following is a brief description of the background and principal occupation of each current non-director executive officer:

Ronald Y. Bain — Mr. Bain joined the Company in June 2021 and currently serves as Chief Financial Officer. Mr. Bain has over 25 years of oil and gas industry experience in a variety of roles across the supply chain and is a capital markets experienced chartered accountant (FCCA). Prior to working for the Company, Mr. Bain was Chief Financial Officer at Eland Oil & Gas Plc where he served on the board and on a variety of related company boards until the company was acquired by Seplat Petroleum Development Plc in December of 2019. Prior to working for Eland, Mr. Bain held a variety of Regional Accounting Directorship roles within the Baker flagship and Enterprise Finance Organization & Controller positions for both Baker Hughes and BJ Services over a 19-year period. Mr. Bain began his career at Donside Paper Company, starting as an Assistant Accountant and during his 9-year service rising through the Finance organization to the position of Finance Director. Mr. Bain qualified as a Chartered Accountant in 1993 with the Association of Certified Chartered Accountants where he is now a Fellow of the Association. He also holds certification from Corporate Financial Reporting Institute in Financial Modelling & Valuation Analyst, has certifications in International Financial Reporting (ACCA) and an award in Pension Trusteeship from the Pensions Management Institute. He attained a Scottish Higher National Certificate in Accounting at Aberdeen College of Commerce in 1987.

Jason J. Doornik — Mr. Doornik joined the Company in June 2019 and serves as our Chief Accounting Officer and Controller. From March 2021 to June 2021, Mr. Doornik served as our interim Chief Financial Officer. Mr. Doornik has over 20 years of diversified accounting and finance experience, balanced among large companies and emerging companies as well as public accounting and industry experience. Prior to joining the Company, Mr. Doornik served as a consultant with Sirius Solutions from 2018 to May 2019. From 2015 to 2018, Mr. Doornik served as the Chief Accounting Officer and Controller of Fairway Energy, a Houston based midstream company. Prior to joining Fairway Energy, Mr. Doornik was hired by BPZ Resources, Inc. to serve as the Assistant Controller in November 2008 and was promoted to Corporate Controller in May 2011 where he served until October 2015. From June 2006 to April 2008 Mr. Doornik served as the Financial Reporting Manager of Grant Prideco, Inc. and its successor company, National Oilwell Varco, Inc. From June 2005 through June 2006, Mr. Doornik served a Senior Associate for The Siegfried Group. From August 1999 through June 2005, Mr. Doornik was employed by Ernst and Young LLP in the Assurance

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and Advisory practice and prior to that, from 1987 -1991, Mr. Doornik served as a Unit Supply Specialist in the US Army. Mr. Doornik received a Bachelor’s degree in Business Administration and a Master’s degree of Professional Accountancy from the University of Texas at Austin in August 1999.

Matthew R. Powers — Mr. Powers joined VAALCO in October 2022 as Executive Vice President, General Counsel and Corporate Secretary. Prior to VAALCO, Mr. Powers served as Executive Vice President and General Counsel of ION Geophysical Corporation, a publicly traded, multinational company that provided equipment, software and services to the global energy and marine logistics industries. In his nine years at ION, Mr. Powers worked extensively on projects throughout the world, with a particular focus on Africa. Prior to ION, Mr. Powers served for several years in both transactional and litigation groups at Sidley Austin LLP, Mayer Brown LLP and Duane Morris LLP. His wide-ranging experience includes contract law, SEC compliance, M&A, dispute resolution and litigation oversight. Mr. Powers has an A.B. in Economics from the University of Colorado, Denver and a Juris Doctor from the University of Chicago Law School. Mr. Powers is a member of the State Bar of Texas.

Thor Pruckl — Mr. Pruckl joined VAALCO in 2019 as Executive Vice President, International Operations to oversee activities in West Africa, Equatorial Guinea and Angola. Mr. Pruckl has over 30 years of domestic and international experience in both upstream and midstream operations and is well versed in both onshore and offshore operations from the seismic phase through to drilling and production. Mr Pruckl has been deemed an expert witness in several arbitrations and hearings on well-site/facility design and operations. He started his career with BP Resources Canada, and later joined Talisman Energy managing their sour gas assets in Northern Canada. From 1999 through 2003 he was based in Southern Sudan, then returning to Canada to manage Talisman’s Northern Alberta assets. In 2006 Mr. Pruckl joined Nexen Energy and was based in Yemen managing Block’s 51 & 14 including their marine terminal and offshore mooring facilities. From 2009 through 2012, Mr. Pruckl re-joined Talisman Australasia managing the Papua New Guinea assets, and in 2013 he was assigned to Horizon Oil in Australia to begin project development and operations readiness on gas monetization projects planned for Papua New Guinea. Mr. Pruckl joined Noble in 2013 as their Asset Develop Director for Equatorial Guinea, and was heavily involved in the commissioning and startup of the Alen offshore facilities, In 2014 he became Country Manager & Vice President of Noble Equatorial Guinea, managing Nobles on and offshore assets. Mr. Pruckl holds an undergraduate degree in agriculture/engineering from the University of Saskatchewan, Canada and a Master’s degree in organizational leadership from Royal Roads University, Canada. Mr. Pruckl is a long-standing member of the Society of Petroleum Engineers.

The biography of Mr. Maxwell, who currently serves as a director, is set forth above under “Proposal No. 1—Election of Directors—Director Nominee Information and Qualifications.”
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COMPENSATION DISCUSSION AND ANALYSIS
Introduction
Overview. The purpose of this Compensation Discussion and Analysis is to provide a clear understanding of our compensation philosophy and objectives, compensation-setting process, and 2022 compensation programs and decisions for our NEOs. For 2022, our NEOs were:
Name	Title
George W. M. Maxwell	Chief Executive Officer (Principal Executive Officer) and Director
Ronald Y. Bain	Chief Financial Officer (Principal Financial Officer)
David A. DesAutels(1)	Executive Vice President Corporate Development
Michael G. Silver(2)	Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
(1)	Effective March 14, 2023, Mr. DesAutels resigned as Executive Vice President Corporate Development.
(2)	Effective November 3, 2022, Mr. Silver resigned as Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary.
Recent Performance Highlights
Throughout 2022, we continued to deliver operationally and generate significant cash flow. Our 2022 results firmly place VAALCO in a financially stronger position, poised to execute accretive growth initiatives in the future. Key highlights of our business and our performance in 2022 and the first part of 2023 include:
•	Closing the strategic and transformational business combination with TransGlobe on October 13, 2022;
•	Net income of $51.9 million ($0.73 per diluted share) and Adjusted Net Income(1) of $104.3 million ($1.49 per diluted share) and Adjusted EBITDAX(1) of $186.6 million for 2022;
•	10,217 NRI(2) BOEPD, or 12,177 WI(3) BOEPD produced, and approximately 3.7 million barrels of oil equivalent sold in 2022;
•	Increased quarterly cash dividend by 92%, to $0.0625 per share of common stock, in the first quarter of 2023 ($0.25 annualized), from $0.0325 per share ($0.13 annualized) in 2022;
•	Returned approximately additional $9 million to shareholders through share buybacks from initiation of program in November 2022 through April 21, 2023;
•	Successfully completed the FSO installation and field reconfiguration at Etame;
•	Grew Adjusted Working Capital(1) to $48.8 million at year-end 2022, an increase of 257% compared to the prior year;
(1)
Adjusted EBITDAX, Adjusted Net Income (Loss) and Adjusted Working Capital are Non-GAAP financial measures and are described and reconciled to the closest GAAP measure in the attached table under “Non-GAAP Financial Measures.”

(2)	All NRI production rates are VAALCO's working interest volumes less royalty volumes, where applicable.
(3)	All WI production rates and volumes are VAALCO’s working interest volumes.
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•	Finalized multiple substantive documents with our partners and the Ministry of Mines & Hydrocarbons in Equatorial Guinea for Block P, which includes the Venus development; and
•	Increased year-end 2022 SEC proved reserves by 149% to 27.9 million barrels of oil equivalent, with the standardized measure value up 529% to $624.5 million.
We strive to be a leading independent exploration and production company in Africa and Canada focused on supporting sustainable shareholder returns and growth. We have no bank debt and remain firmly focused on our strategic vision of achieving significant shareholder returns by maximizing the value of, and free cash flow from, our existing resource base, coupled with highly accretive inorganic growth opportunities.
Compensation Program Objectives and Philosophy
Our executive compensation program is intended to attract, retain and motivate high caliber executives who are committed to supporting the growth of our business, and to align our executives’ goals with those of our shareholders. Our compensation program is designed:
Value	•	To reward executives for increasing shareholder value and align the interests of our executive officers and our shareholders.
Talent	•	To attract and retain talented executive officers by providing total compensation levels competitive with peer organizations.
Individual Performance	•	To recognize individual performance and promote accountability among executives.
Pay for Performance	•	To balance rewards for short-term and long-term results which are tied to Company and individual performance.
Manage Risk	•	To select performance metrics, apply appropriate caps and maintain program oversight to encourage appropriate assessment, management and mitigation of risk.
It is the intention of the Compensation Committee to compensate our NEOs competitively, and to align performance-based incentives with shareholder interests. The Compensation Committee retains complete authority to determine the actual amounts paid to our NEOs.
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Highlights of Executive Compensation Practices
Our executive compensation program includes a number of shareholder-friendly features that align with contemporary governance practices, promote alignment with our pay-for-performance philosophy and mitigate risk to our shareholders. The table below summarizes our key executive compensation practices, including practices that we do not follow:
Things We Do…	Things We DON’T Do...
Pay for performance. Tie pay to performance by ensuring that a significant portion of executive compensation is performance-based and at-risk.
Reprice stock options. Stock option exercise prices are set equal to the grant date fair market value and may not be repriced, except for certain adjustments that may be made in connection with extraordinary transactions.

Tie incentives to specific objective metrics. Our annual performance-based cash awards incorporate numerous financial and/or strategic performance metrics to ensure that our NEOs are motivated to achieve excellence in a wide range of performance metrics.

Provide for single-trigger change in control in our employment agreements. Our executive officer employment agreements do not provide for termination benefits upon a change in control outside of “double-trigger” change in control severance payments.

Maintain robust stock ownership requirements. Our Board has adopted robust stock ownership guidelines that require our non-employee directors to own five times (5x) their annual cash retainer, in equity, our Chief Executive Officer and Chief Financial Officer to own three times (3x) their annual base salary in equity and our other executive officers to own two times (2x) their annual base salary in equity.

Provide tax gross-ups and perquisites. We do not provide for excise tax gross-ups and we do not provide our executives with perquisites that differ materially from those available to employees generally.

Require multi-year vesting periods. Our equity-based awards to employees generally incorporate a multi-year vesting period to emphasize long-term performance and executive retention.	Allow hedging or pledging of Company shares. Our insider trading policy prohibits our directors and NEOs from any hedging or pledging of Company securities.
Listen to our shareholders. We hold an advisory vote on executive compensation annually and actively review the results of these votes when we make compensation decisions.
“Say-on-Pay” Voting Results
We hold an advisory vote on executive compensation annually and actively review the results of these votes when we make compensation decisions. At our annual meeting of shareholders in 2022, the advisory proposal on our 2021 executive compensation program received approximately 63% support.
In light of this shareholder support, our Compensation Committee did not make any changes to the structure of our executive compensation program. The Compensation Committee will continue to consider shareholder feedback, input from our independent compensation consultant and the outcomes of future say-on-pay votes when assessing our executive compensation programs and policies and making compensation decisions for our NEOs.
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Determining Executive Compensation
Designing Compensation to Reward Pay for Performance. Our compensation program is designed to reward performance that contributes to the achievement of our business strategy on both a short-term and long-term basis. In addition, we reward qualities such as:
•	teamwork;
•	individual performance in light of general economic and industry specific conditions;
•	performance that supports our core values;
•	resourcefulness;
•	the ability to manage our existing corporate assets;
•	the ability to explore new avenues to increase oil and gas production and reserves;
•	level of job responsibility; and
•	industry expertise.
We also take into account labor market demands and tailor compensation to retain our talent. We believe that we ask more of a smaller group of leaders, with each executive having a broader role and impact than they otherwise might at other companies.
Elements of Our Compensation Program. To accomplish our objectives, our compensation program is comprised of four elements: base salary, cash bonus, long-term equity-based compensation and benefits. The table below sets forth a summary of the principal elements of our compensation program and why we believe each form of compensation fits within our overall compensation philosophy:
Compensation Element	Type	Form	Primary Objectives	Additional Information
Base Salary	Fixed	Cash	Attract and retain talent; provide predictable income based on position and responsibilities	Reviewed annually based on market positioning and individual qualifications
Performance-Based Annual Cash Bonus	Variable	Cash	Short-term Company and individual performance; motivates management to achieve key objectives	Earned based on achievement of important near-term financial, operating, safety and environmental objectives
Long-Term Service-Based Equity Incentives	Variable	Restricted Stock, Stock Options, and Stock Appreciation Rights	Rewards long-term value creation; fosters retention and continuity; enhances shareholder alignment	Awards generally vest ratably over three or more years
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Our NEOs are entitled to participate in the standard employee benefit plans and programs generally available to our employees, including our 401(k) plan with matching contributions.
How We Determine Each Element of Compensation. In designing the Company’s executive compensation policies, the Compensation Committee considers pay as a whole, and there is no specific weight given to any particular component of compensation. The Compensation Committee reviews competitive market compensation data but does not set NEO compensation at any pre-determined percentile of competitive data that it reviews.
In practice, the total direct compensation opportunity for each of our NEOs is based on many factors including competitive market data, the executive’s experience, importance of the role within the Company and the executive’s contribution to the Company’s long-term success. In addition, the Compensation Committee considers various measures of Company and industry performance, including Adjusted EBITDAX, Adjusted Net Income, revenue and cash flow from operations and other measures, in order to determine earned compensation for each of our NEOs.
Role of the Compensation Committee. The Compensation Committee charter contains several important mandates: (i) to review and approve corporate goals and objectives relevant to the compensation of our executives; (ii) to evaluate our executives’ performance in light of those goals and objectives; (iii) to determine and approve our executives’ compensation level, including annual base salary, annual incentives and long-term incentives, based on such evaluation; and (iv) to exercise oversight with respect to the Company’s compensation philosophy, incentive compensation plans and equity-based plans.
Role of the Independent Consultant. For 2022, the Compensation Committee continued to engage Meridian Compensation Partners, LLC (“Meridian”) as its independent consultant on executive compensation. Meridian’s engagement is to act as the Compensation Committee’s independent advisor on executive compensation, and in this role, Meridian assisted the Compensation Committee with requests from time-to-time throughout the year. The Compensation Committee did not direct Meridian to perform its services in any particular manner or under any particular method, and all decisions with respect to our executives compensation are made by the Compensation Committee. The Compensation Committee has the final authority to retain and terminate the compensation consultant and evaluates the consultant annually. The Company has no relationship with Meridian (other than the relationship undertaken by the Compensation Committee) and, after consideration of NYSE listing standards pertaining to the independence of compensation consultants, the Compensation Committee determined that Meridian is independent. Meridian does not provide any additional services to the Company.
Role of Management. In the course of its review, the Compensation Committee considered the advice and input of the Company’s management. Specifically, the Compensation Committee leverages the Company’s management, human resources department and legal department to assist the Compensation Committee in the timely and cost-effective fulfillment of its duties. The Compensation Committee solicits input from the Chief Executive Officer and human resources department regarding compensation policies and levels. The legal department assists the Compensation Committee in the documentation of compensation decisions. The Compensation Committee does not permit members of the Company’s management to materially participate in the determination of their particular compensation, nor does the Compensation Committee permit the Chief Executive Officer or other members of management to be present for those portions of Compensation Committee meetings during which the particular member of the management team’s performance and compensation are reviewed and determined.
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Base Salary
The Compensation Committee meets at least annually to review the base salaries of our executive officers.
In setting base salaries, the Compensation Committee seeks to maintain stability and predictability from year-to-year, and usually makes percentage increases based on its view of the cost of living and competitive conditions for executive talent in the market. The Compensation Committee also considers subjective factors in setting base salary, including individual achievements, our performance, level of responsibility, experience, leadership abilities, increases or changes in duties and responsibilities and contributions to our performance.
We believe that a significant portion of an NEO’s compensation should be variable, based on the performance of the Company. Accordingly, base salary is a minority portion of the overall total compensation of the NEOs.
The following table provides information concerning the annual base salary of each of our NEOs:
Name	2021 Base Salary(1) ($)	2022 Base Salary(2) ($)	% Change
George W. M. Maxwell	450,000	550,000	22.2%
Ronald Y. Bain	330,000	400,000	21.2%
David A. DesAutels(3)	336,800	350,200	4.0%
Michael G. Silver(4)	330,000	349,800	6.0%
(1)	Reflects the 2021 base salaries of Messrs. Maxwell and Bain, DesAutels as increased effective as of April 1, 2021.
(2)
Reflects the 2022 base salaries of Messrs. Maxwell and Bain as increased effective as of November 1, 2022. The base salaries of Messrs. DesAutels and Silver as increased were effective as of April 1, 2022.

(3)	Effective March 14, 2023, Mr. DesAutels resigned as Executive Vice President Corporate Development the Company.
(4)	Effective November 3, 2022, Mr. Silver resigned as Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary of the Company.
Annual Cash Incentive Bonus.
Our NEOs, senior management and other non-management personnel have the potential to receive a meaningful cash bonus if annual financial and operational objectives or goals, pre-established by the Compensation Committee, are met and the Board approves the payment of bonuses.
In determining the incentive bonuses earned, the Compensation Committee considers both Company and individual performance and, in its discretion, any other context or unforeseen circumstances that contributed to overall performance. Each NEO has a pre-established target bonus opportunity, defined as a percentage of salary. Such executives can earn between 0% and 200% of that target opportunity based on Company and individual performance. The target bonus percentages for 2022 were as follows:
Executive	Target STI Payout Opportunity (as a % of Base Salary)
George W. M. Maxwell	100%
Ronald Y. Bain	75%
David A. DesAutels(1)	50%
Michael G. Silver(2)	50%
(1)	Effective March 14, 2023, Mr. DesAutels resigned as Executive Vice President Corporate Development of the Company.
(2)	Effective November 3, 2022, Mr. Silver resigned as Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary of the Company.
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The payout of each executive target bonus is based on Company performance and on individual performance.
Early in the fiscal year, the Compensation Committee sets various performance targets for corporate financial and non-financial measures such as oil and gas production levels, operating expenses, safety performance, resource additions and TSR for the current year. These performance measures are based in part on, and intended to align with, the annual operating budget, the financial forecast and the business plan approved by our Board shortly before the start of our fiscal year.
The Compensation Committee assigns a different weight to each performance goal based on the relative importance of each performance target in light of the Company’s overall strategic goals for the year. For our NEOs, the overall achievement of VAALCO’s non-executive scorecard is a performance measure under the executive officer scorecard.
Executive scorecards are evaluated on an individual basis with respect to the individual component of each executive officer’s incentive bonus, and an enterprise-wide basis with respect to the corporate component of each executive officer’s bonus.
In early 2022, the Company established the performance goals set forth below as the components of the executive scorecard for 2022. A description of each performance goal, and the Company’s results with respect to each goal is set forth below:
Goals	Description of Goal	Weight	Actual Results	Actual Results Score	Total Score (Weight x Actual Results Score)
Non-Executive Company Scorecard	Performance of non-executive employees.	15%	A payout of 81% of target was achieved (discounting TSR).	81%	12.15%
Inorganic Growth	Engage with one new acquisition.	30%	Completed TransGlobe acquisition.	100%	30.00%
Etame Drilling Campaign	Complete four economically beneficial wells and two workovers.	25%	Completed economically beneficial program with four wells and two workovers.	20%	5.00%
FSO Implementation	FSO fully operational in 2022.	10%	FSO installation completed in October 2022.	50%	5.00%
Debt Facility	Enter into revolving credit facility.	10%	Entered into revolving credit facility in an aggregate maximum principal amount of up to $50 million.	50%	5.00%
Market/Income Diversification	Increase geographic diversity	10%	Achieved diversification into Egypt and Canada.	100%	10.00%
Total		100%			67.15%
TSR Modifier(1)					150.00%
Total Score					100.73%
(1)
The TSR was calculated based on the performance of our Peer Group consisting of Africa Oil Corp., BW Energy Ltd., Kosmos Energy Ltd., Orca Exploration Group Inc. Class B, Panoro Energy ASA, SDX Energy, Inc., Seplat Petroleum and Tullow Oil plc. The total results for the executive scorecard are multiplied by the TSR modifier to equal the total score percentage.

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After the Company’s performance against the goals set forth above is calculated, the total achievement is subject to a TSR modifier based on a comparison of the Company’s TSR against a peer group identified by the Company’s management. For 2022, the Company’s TSR compared to the peer group resulted in an overall modifier of 150%. After applying the TSR modifier, the Company’s total score against the corporate performance component of the annual incentive bonuses was 100.73%.
With respect to the individual performance component of the Company’s annual incentive bonuses, the Compensation Committee evaluates the performance of each executive officer in light of the goals set forth in the executive scorecard, taking into account the specific duties and responsibilities of each officer. In addition, the Compensation Committee considers each executive officer’s performance with respect to his or her critical duties, as well as the achievements each executive officer made during the year towards the Company’s strategic and financial goals. Finally, the Compensation Committee considers self-assessments from each executive officer and the Chief Executive Officer’s feedback concerning his reports.
After combining the corporate performance and individual performance components of the annual incentive bonuses, our Compensation Committee determined that our NEOs would receive the following bonuses for their performance during 2022:
Executive	Target Annual Incentive Bonus	Actual 2022 STI Payout	% of Target
George W. M. Maxwell	$550,000	$607,750	110.5%
Ronald Y. Bain	$300,000	$331,500	110.5%
David A. DesAutels(1)	—	—	—
Michael G. Silver(2)	—	—	—
(1)
Mr. DesAutels was not eligible for payment of the STI payout due to his separation from the Company in March 2023. For additional discussion regarding payments made to Mr. DesAutels’ in connection with his separation from the Company, please see “Compensation Discussion and Analysis—Severance and Change in Control Payments.”

(2)
Mr. Silver was not eligible for payment of the STI payout due to his separation from the Company in November 2022. For additional discussion regarding Mr. Silver’s separation from the Company please see “Compensation Discussion and Analysis—Severance and Change in Control Payments.”

Our annual incentive bonuses were paid in March 2023.
Long-Term Equity-Based Incentives
Overview and 2022 Equity Compensation. We believe formal long-term equity incentive programs are valuable compensation tools and are consistent with the compensation programs of the companies in our peer group.
We maintain (i) the 2020 Long Term Incentive Plan (as amended, the “2020 LTIP”), which permits the grant of stock, options, restricted stock, restricted stock units, phantom stock, SARs and other awards, any of which may be designated as performance awards or be made subject to other conditions and (ii) the VAALCO Energy, Inc. 2016 Stock Appreciation Rights Plan (the “SAR Plan”), which permits the grant of cash settled SARs that give the holder the right to receive an amount of cash equal to the difference between the exercise price and the fair market value of the SAR on the date of exercise. We believe that long-term equity-based incentive compensation is an important component of our overall compensation program because it:
•	balances short- and long-term objectives;
•	aligns our executives’ interests with the interests of our shareholders;
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•	encourages a long-term focus and decision-making in line with our strategic goals;
•	makes our compensation program competitive from a total remuneration standpoint;
•	encourages executive retention; and
•	gives executives the opportunity to share in our long-term value creation.
The Compensation Committee administers our long-term incentive plans. The Committee confirms eligible recipients, determines grant type timing, assigns the number of shares subject to each award, fixes the time and manner in which awards are exercisable and sets exercise prices and vesting and expiration dates.
For compensation decisions regarding the grant of equity compensation to executive officers, our Compensation Committee considers recommendations from our Chief Executive Officer. Typically, awards vest over multiple years, but the Compensation Committee maintains the discretionary authority to vest the equity grant immediately if the individual situation merits, subject to the terms and conditions of the applicable plan documents. In recent years, the Compensation Committee has generally granted awards that vest ratably over a three-year period. In the event of a change of control, all outstanding equity-based awards will immediately vest.
In general, our Compensation Committee attempts to provide a mix of awards to our executives that is appropriately balanced between incentivizing performance and retention. For 2022, our Compensation Committee determined to grant our NEOs a mix of restricted stock and stock options with performance hurdles, thereby encouraging high-level performance by our executives and aligning their interests with those of our shareholders, and awards of restricted stock with service-based vesting requirements that vest ratably over three years, promoting long-term retention of our NEOs.
Equity awards are generally granted to our NEOs and other employees on an annual basis. The Compensation Committee determines the actual award values at its discretion based on individual factors including the individual’s previous and expected future performance, level of responsibilities, retention considerations and internal parity. Under the employment agreement with Mr. Silver, he was entitled to receive an annual equity grant consisting of stock options or other incentive awards with a value of up to 200% of his base salary, all as determined by the Compensation Committee in its discretion.
Based on these factors, the Compensation Committee determined to grant the following equity incentive awards to our NEOs in 2022:
Executive	Restricted Shares(2)	Stock Options(3)	Total
George W. M. Maxwell	43,799	84,831	128,630
Ronald Y. Bain	20,558	46,432	66,990
David A. DesAutels	13,658	30,849	44,507
Michael G. Silver(1)	20,464	46,221	66,685
(1)	Mr. Silver forfeited the Restricted Shares and Stock Options granted in 2022 in connection with his termination of service on November 3, 2022.
(2)	Represents shares of restricted stock granted on March 11, 2022. The shares of restricted stock vested or vest in three equal installments on each of March 11, 2023, 2024 and 2025.
(3)
Represents performance stock options granted on March 11, 2022. Each stock option has an exercise price of $6.41 per share and contains both a performance component and time component in order to vest. 1/3 of the awards vest on the first anniversary of the date of grant and upon achieving a stock price performance hurdle of 15% (determined using a 30-day average stock price of the date of grant), 1/3 of the awards vest on the second anniversary of the date of grant and upon achieving a stock price

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performance hurdle of 32.25% (determined using a 30-day average stock price from the date of grant), and the remaining 1/3 of the awards vest on the third anniversary from the date of grant and upon achieving a stock price performance hurdle of 52.5% (determined using a 30-day average stock price from the date of grant).
The vesting of our equity awards is generally contingent on continued service. However, vesting of awards is generally accelerated in the event of a change of control. For additional information, see “Executive Compensation—Potential Payments upon Termination or Change in Control” below.
The equity awards granted to our NEOs are subject to forfeiture in accordance with the terms of the grant agreements if the executive terminates employment before the award vests, the executive is terminated for cause, or the executive otherwise fails to comply with the terms of his or her award agreement. As noted above, Mr. Silver’s awards were forfeited in connection with his separation from the Company in November 2022. Pursuant to VAALCO’s 2020 LTIP, Mr. DesAutels’ awards were not forfeited upon his cessation of being an employee of the Company as a result of his becoming a Contractor (as defined in the LTIP) on March 14, 2023.
Benefits
We provide company benefits that we believe are standard in the industry to all of our employees, including our NEOs. These benefits consist of a group medical and dental insurance program for employees and their qualified dependents, the majority of which is currently paid for by the Company, and a 401(k) employee savings plan. We also currently make matching contributions to our 401(k) plan of up to 6% of each participant’s salary. The Company pays all administrative costs to maintain the 401(k) plan. We do not provide employee life insurance amounts surpassing the Internal Revenue Service maximum.
Employment Agreements
We utilize employment agreements to retain and attract highly qualified executive officers in a competitive market. We currently have employment agreements with Mr. Maxwell, our Chief Executive Officer, and Mr. Bain, our Chief Financial Officer. The employment agreement with Mr. Silver, our former Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary, was terminated in connection with his separation from the Company. See “—Severance and Change in Control Payments” below for additional information.
George W. M. Maxwell — In connection with the appointment of Mr. Maxwell as our Chief Executive Officer, we entered into an employment agreement effective as of April 19, 2021, which was amended on January 27, 2022 and November 1, 2022, (as amended, the “Maxwell Employment Agreement”), pursuant to which Mr. Maxwell is entitled to receive an annual base salary of $550,000. The Maxwell Employment Agreement also provides that Mr. Maxwell is eligible to receive an annual cash bonus with a target percentage equal to 100% of his base salary and stock options and other long-term incentive awards up to 150% of his base salary. Pursuant to the Maxwell Employment Agreement, the Company pays Mr. Maxwell $22,000 per year for health benefits and $17,000 per year for pension benefits and provides other customary employment benefits, including paid vacation and sick leave.
Ronald Y. Bain — In connection with the appointment of Mr. Bain as Chief Financial Officer, we entered into an employment agreement with Mr. Bain effective as of June 18, 2021, which was amended on January 27, 2022 and November 1, 2022 (as amended, the “Bain Employment Agreement”). Pursuant to the Bain Employment Agreement, Mr. Bain is entitled to receive an annual base salary of $400,000. The Bain Employment Agreement also provides that Mr. Bain is eligible to receive an annual cash bonus with a target percentage equal to 75% of his base salary and stock options and other long-term incentive awards up to 75% of his base salary. Pursuant to the Bain Employment Agreement, the Company pays Mr. Bain $22,000 per year for health benefits and $17,000 per year for pension benefits, and provides other customary employment benefits including paid vacation and sick leave.
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Michael G. Silver — On May 25, 2021, the Company entered into an employment agreement with Mr. Silver (the “Silver Employment Agreement”), which superseded and replaced the change in control agreement between the Company and Mr. Silver dated May 2, 2019. Pursuant to the Silver Employment Agreement, Mr. Silver was entitled to receive a minimum annual base salary of $330,000. The Silver Employment Agreement also provided that Mr. Silver was eligible to receive an annual cash bonus in an amount to be determined by the Compensation Committee, based on performance goals established by the Compensation Committee and with a target percentage equal to 50% of his base salary. Mr. Silver was eligible to receive stock options and other incentive awards on a basis no less favorable than the process and approach used for the Company’s other senior executives, and his annual long-term incentive award was up to seventy-five percent (75%) of his base salary. In addition, Mr. Silver was entitled to other customary employment benefits, including reimbursement for business and entertainment expenses and paid vacation.
On August 30, 2022, we entered into the First Amendment to Amended and Restated Executive Employment Agreement with Mr. Silver (the “Amended Silver Employment Agreement”), which amended the Silver Employment Agreement, and provided that Mr. Silver’s employment with the Company would terminate five (5) calendar days after the earlier of (i) the consummation of the business combination with TransGlobe; (ii) the termination of the arrangement agreement with TransGlobe in accordance with its terms; or (iii) a date as may be mutually agreed by the Company and Mr. Silver. Under the Amended Silver Employment Agreement, (i) Mr. Silver’s employment from Company terminated without Good Reason, as defined in the Silver Employment Agreement, (ii) Mr. Silver was not eligible for or entitled to receive severance or termination benefits under the Silver Employment Agreement, other than the Retention Bonus and Minimum Payments described below, and (iii) Mr. Silver waived any right to terminate his employment with the Company for Good Reason (as defined under the Silver Employment Agreement). In accordance with the terms of the Amended Silver Employment Agreement, Mr. Silver’s employment with the Company terminated on November 3, 2022 (the “Termination Date”).
In accordance with the Minimum Payments, as set forth under the Silver Employment Agreement, Mr. Silver was entitled to receive (i) the base salary earned before the Termination Date, (ii) his accrued and unused vacation days through the Termination Date and (iii) any unreimbursed reasonable business expenses that were incurred but unpaid as of the Termination Date. Additionally, pursuant to the Amended Silver Employment Agreement, Mr. Silver was entitled to receive a cash bonus equal to the product of (y) fifty percent (50%) of Mr. Silver’s base salary, multiplied by (z) a fraction, the numerator of which is the number of days from and after January 1, 2022 through the Termination Date, and the denominator of which is 365, payable by the Company, which payment is in addition to, and not in lieu of, any other bonuses, compensation and benefits to which Mr. Silver may be entitled from the Company. Mr. Silver also entered into a release that provided for certain customary covenants regarding confidentiality and non-disparagement of the Company.
We believe that employment agreements ensure continued dedication of executives in case of personal uncertainties or risk of job loss and ensure that compensation and benefits expectations are understood and satisfied. We may enter into employment agreements governing compensatory terms such as base salary, target incentive bonus percentage, annual equity target and equity grants upon hire. Employment agreements may also include specific terms regarding relocation (where appropriate), severance payments and other benefits, if any, due to the executive under various employment termination circumstances.
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Severance and Change in Control Payments
We believe that an important aspect of attracting and retaining qualified individuals to serve as executive officers involves providing market termination protection benefits. In May 2019 we adopted a form of change in control agreement for certain of our executives that provides for certain benefits upon a termination following a change in control. For additional information, see “Executive Compensation—Potential Payments upon Termination or Change in Control.”
As discussed above, on August 30, 2022, we entered into the Amended Silver Employment Agreement which provided for certain benefits upon his separation from the Company. For additional information, see “Executive Compensation—Employment Agreements—Michael G. Silver.”
On March 8, 2023, Mr. DesAutels and the Company entered into a separation and release agreement (the “DesAutels Separation Agreement”). Pursuant to the DesAutels Separation Agreement, Mr. DesAutels is entitled to receive (i) a cash severance payment equal to $145,917, less applicable withholdings and taxes, payable in a lump sum; and (ii) a cash payment of $98,914, which is the amount of the annual cash bonus amount that Mr. DesAutels otherwise might have received if employed through the date of payment. The DesAutels Separation Agreement provides for certain customary terms and conditions relating to separation from employment including, without limitation, releases from liability, cooperation, assistance, non-disparagement and confidentiality provisions.
On March 8, 2023, Mr. DesAutels and the Company entered into a consulting agreement, (the “DesAutels Consulting Agreement”), pursuant to which Mr. DesAutels has agreed to perform transition consulting services with respect to business development and Company’s petroleum operations for up to 13 months from the date of the DesAutels Consulting Agreement unless the DesAutels Consulting Agreement is terminated earlier. Pursuant to the DesAutels Consulting Agreement, the Company will pay Mr. DesAutels $5,000 per full month, subject to increase in the event Mr. DesAutels is required to perform the services for more than three days during any workweek, and provide for customary expense reimbursements. The DesAutels Consulting Agreement provides for customary terms and conditions relating to the provision of services from Mr. DesAutels including, without limitation, confidentiality and non-competition provisions.
Pursuant to the terms of the DesAutels Separation Agreement and the DesAutels Consulting Agreement, Mr. DesAutels will not be deemed to be terminated for purposes of equity awards granted to Mr. DesAutels in accordance with the terms of the 2020 LTIP until the termination of the DesAutels Consulting Agreement.
Perquisites and Indemnification
We do not typically provide perquisites to our NEOs that are not available to employees generally. However, pursuant to our organizational documents, we are required to indemnify, to the fullest extent permitted by applicable law, any person who was or is made, or is threatened to be made, a party, or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she, or a person for whom he or she is a legal representative, is or was a director or an officer of the Company, including our NEOs.
From time to time, we may provide perquisites for recruitment or retention purposes, or in connection with a relocation.
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Other Compensation Information
Prohibition on Hedges and Pledges. Our insider trading policy prohibits hedging and pledging transactions and broadly applies to all directors, officers and employees of the Company. Such persons are prohibited from (i) executing transactions in Company securities that involve puts, calls or other derivative securities on an exchange or other organized market, (ii) holding Company securities in margin accounts or pledging the Company securities as collateral for loans or other obligations, without the prior consent of the Board, or (iii) engaging in hedging transactions with respect to Company securities, including trading in any derivative security, zero-cost collars, forward sale contracts, or other forms of hedging or monetization transactions, including those that allow such person to own the securities without the full risks and rewards of ownership.
Assessment of Risk. It is important to take risk into account when making compensation decisions. Our Compensation Committee has designed our compensation program for executive officers to avoid excessive risk taking. In particular, incentive awards are not locked into specific metrics, but rather, after review of performance relative to these metrics, the Compensation Committee determines final incentive awards at its discretion.
Stock Ownership Guidelines. We have adopted stock ownership guidelines that apply to our officers and directors. Pursuant to the guidelines, our directors and officers must own a multiple of their annual base salary or their cash retainer, as applicable, in our common stock or certain qualifying derivatives. For additional information, see “Corporate Governance—Stock Ownership Guidelines.”
Accounting and Tax Considerations. We may from time to time pay compensation amounts to our executive officers that are not deductible under the Internal Revenue Code of 1986 (the “Code”). Although we consider tax deductibility in the design and administration of our executive compensation plans and programs, we believe that our interests are best served by providing competitive levels of compensation to our NEOs even if it results in the non-deductibility of certain amounts under the Code.
Section 409A of the Code sets forth limitations on the deferral and payment of certain benefits. Generally, the Compensation Committee intends to administer our executive compensation program and design individual compensation components, and the compensation plans and arrangements for our employees generally, so that they are either exempt from, or satisfy the requirements of, Section 409A. Equity awards granted to our employees, including NEOs, and to our directors, have been granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date (and each subsequent reporting date, as applicable) in accordance with ASC Topic 718.
Recoupment Policy. We have a customary clawback policy that provides for the recoupment or forfeiture of incentive compensation paid to our executives in the event that we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the federal securities laws.
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COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the foregoing Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2023 annual meeting of shareholders, and also incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
Compensation Committee of the Board,

Andrew L. Fawthrop, Chairman
Fabrice Nze-Bekale
Cathy Stubbs
The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities or the Exchange Act, except to the extent that the Company specifically incorporates such information.
VAALCO ENERGY, INC. 2023 Proxy Statement | 57

EXECUTIVE COMPENSATION
2022 Summary Compensation Table
The following sets forth the annual compensation elements of VAALCO’s NEOs for the years ended December 31, 2022, December 31, 2021 and December 31, 2020.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(3)	Option and SAR Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total ($)
George W. M. Maxwell(1) Chief Executive Officer	2022	550,000	280,752	240,750	607,750	39,000(5)	1,718,252
	2021	225,000	—	—	412,863	19,500(6)	657,363
Ronald Y. Bain(2) Chief Financial Officer	2022	400,000	131,777	131,773	331,500	39,000(7)	1,034,050
	2021	175,000	—	—	111,021	20,682(8)	306,703
David A. DesAutels(12) Executive Vice President Corporate Development	2022	350,200	87,548	87,549	98,914	18,300(9)	642,511
	2021	334,600	82,001	85,461	214,289	17,400(9)	733,751
	2020	319,800	50,430	51,933	130,806	17,100(9)	570,069
Michael G. Silver(13) Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	2022	349,800	131,174	131,175	146,628(11)	55,672(9)(10)	814,449
	2021	317,500	104,998	109,433	209,963	13,005(9)	754,899
	2020	273,000	64,575	66,500	146,580	17,100(9)	567,755
(1)	Mr. Maxwell was appointed as our Chief Executive Officer effective April 19, 2021.
(2)	Mr. Bain was appointed as Chief Financial Officer of the Company, effective June 21, 2021.
(3)
The grant date fair value was determined under ASC Topic 718 for financial reporting purposes. For a discussion of the determination of fair value under this Topic for the grants, see Note 17, “Stock-based Compensation and Other Benefit Plans” to the Company’s Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The actual value that can be realized from the exercise of stock options or SARs, if any, depends on the increase of VAALCO’s stock price above the exercise price between the vesting date and the exercise date. The options granted in 2022 vest in three equal installments on the first, second and third anniversaries of the date of grant, subject to the Company’s stock price appreciating 15%, 32.5% and 52.5%, respectively, using a 30-day average stock price from the stock price on the date of the grant. The options granted in 2022 expire on the tenth anniversary of the date of grant. The options granted in 2021 vest in three equal installments on the first, second and third anniversaries of the date of grant, subject to the Company’s stock price appreciating 15%, 32.5% and 52.5%, respectively, using a 30-day average stock price from the stock price on the date of the grant. The options granted in 2021 expire on the tenth anniversary of the date of grant. The options granted in 2020 vest in three equal installments on the first, second and third anniversaries of the date of grant, subject to the Company’s stock price appreciating 15%, 32.5% and 52.5%, respectively, using a 30-day average stock price from the stock price on the date of the grant. The options granted in 2020 expire on the tenth anniversary of the date of grant.

(4)
Annual bonuses for our executives for 2022 were determined and paid in March 2023 and are reflected in the 2022 non-equity incentive plan compensation column. Annual bonuses for our executives for 2021 were determined and paid in March 2022 and are reflected in the 2021 non-equity incentive plan compensation column. Annual bonuses for our executives for 2020 were determined in March 2021 and paid in March 2021 and are reflected in the 2020 non-equity incentive plan compensation column.

(5)	Consists of $17,000 in pension benefits and $22,000 in health benefits, each as provided for in accordance with the Maxwell Employment Agreement.
(6)	Consists of $8,500 in pension benefits and $11,000 in health benefits, each as provided for in accordance with the Maxwell Employment Agreement as then in effect.
(7)	Consists of $17,000 in pension benefits and $22,000 in health benefits, each as provided for in accordance with the Bain Employment Agreement.
(8)	Consists of $9,000 in pension benefits and $11,682 in health benefits, each as provided for in accordance with the Bain Employment Agreement as then in effect.
(9)	Reflects matching contributions by the Company to a 401(k) plan.
(10)	Includes $37,372 Vacation Buyback paid & pursuant to Amended Silver Employment Agreement upon termination.
(11)	Reflects $146,628 Retention Bonus paid January 3, 2023 and earned in 2022 pursuant to Amended Silver Employment Agreement upon termination.
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(12)	Mr. DesAutels served as Executive Vice President Corporate Development of the Company until his departure on March 14, 2023.
(13)	Mr. Silver served as Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary of the Company until his departure on November 3, 2022.
Grants of Plan-Based Awards during 2022
The following table presents grants of plan-based awards during the fiscal year ending December 31, 2022:
	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				All other option and SAR awards
Name of Executive	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All other stock awards: Number of shares of stock or units (#)(2)	Number of securities underlying options (#)(3)	Exercise or base price of option and SAR awards ($)	Grant date fair value of stock, SAR and option awards ($)(4)
George W. M. Maxwell	3/11/2022	—	—	—	—	84,831	6.41	240,750
	3/11/2022	—	—	—	43,799	—	—	280,752
	—	—	550,000	1,100,000	—	—	—	—
Ronald Y. Bain	3/11/2022	—	—	—	—	46,432	6.41	131,773
	3/11/2022	—	—	—	20,558	—	—	131,777
		—	300,000	600,000	—	—	—	—
David A. DesAutels(5)	3/11/2022	—	—	—	—	30,849	6.41	87,549
	3/11/2022	—	—	—	13,658	—	—	87,548
	—	—	—	—	—	—	—	—
Michael G. Silver(6)	3/11/2022	—	—	—	—	46,221	6.41	131,175
	3/11/2022	—	—	—	20,464	—	—	131,174
	—	—	—	—	—	—	—	—
(1)
Actual cash bonus amounts paid to the NEOs for 2022 were Mr. Maxwell: $607,750, Mr. Bain: $331,500, Mr. DesAutels: $0, and Mr. Silver: $0. The annual incentive bonuses were paid in 2023 but relate to 2022 performance based on performance measures that were determined by the Compensation Committee during 2022.

(2)	Amount represents the restricted stock granted on the noted date, which vests in three equal annual installments beginning one year from the date of grant.
(3)
Amounts represent the stock options granted on the noted date. These stock options vest in three equal installments on the first, second and third anniversaries of the date of grant, subject to the Company’s stock price appreciating 15%, 32.5% and 52.5%, respectively, using a 30-day average stock price from the stock price on the date of the grant.

(4)
The amounts reflected in the table above for restricted stock and stock options are reported based upon the grant date fair value computed in accordance FASB ASC Topic 718. See Note 17, “Stock-based Compensation and Other Benefit Plans” to Company’s Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for additional detail regarding assumptions underlying the value of these equity awards.

(5)	Mr. DesAutels served as Executive Vice President Corporate Development of the Company until his departure on March 14, 2023.
(6)
Mr. Silver served as Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary of the Company until his departure on November 3, 2022. As a result of his departure from the Company, Mr. Silver forfeited 20,464 shares of unvested restricted stock and 46,221 shares of performance based options.

VAALCO ENERGY, INC. 2023 Proxy Statement | 59

Outstanding Equity Awards at 2022 Fiscal Year-End
The following table sets forth specific information with respect to unexercised options and unvested awards for each of our NEOs outstanding as of December 31, 2022. Except as otherwise noted in the footnotes thereto, all awards reported in the following table vest ratably over a three-year period beginning on the first anniversary of the date of grant.
	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units or stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
George W. M. Maxwell	—	—	—	—	43,799 (1)	199,723
George W. M. Maxwell	—	84,831	6.41(2)	3/11/2032	—	—
Ronald Y. Bain	—	—	—	—	20,558 (1)	93,744
Ronald Y. Bain	—	46,432	6.41(2)	3/11/2032
David A. DesAutels	—	—	—	—	13,667 (3)	62,322
David A. DesAutels	—	—	—	—	17,410 (4)	79,390
David A. DesAutels	—	—	—	—	13,658 (1)	62,280
David A. DesAutels	10,455	—	2.33(5)	2/29/2024	—	—
David A. DesAutels	44,086	22,043	1.23(6)	6/25/2030	—	—
David A. DesAutels	20,910	—	2.33(7)	2/29/2024	—	—
David A. DesAutels	13,736	27,470	3.14(8)	3/3/2031	—	—
David A. DesAutels	—	30,849	6.41(2)	3/11/2032	—	—
Michael G. Silver(10)	56,451	—	1.23(6)	6/25/2030	—	—
Michael G. Silver(10)	44,163	—	2.29(9)	4/1/2024	—	—
Michael G. Silver(10)	17,588	—	3.14(8)	3/3/2031	—	—
(1)	These amounts represent time-vested restricted stock awards granted on March 11, 2022.
(2)
Represents the exercise price for stock options awarded on March 11, 2022. These stock options vest in three equal installments on the first, second and third anniversaries of the date of grant, subject to the Company’s stock price appreciating 15%, 32.5% and 52.5%, respectively, using a 30-day average stock price from the stock price on the date of the grant.

(3)	This amount represents time-vested restricted stock awards granted on June 25, 2020.
(4)	This amount represents time-vested restricted stock awards granted on March 3, 2021.
(5)	Represents the exercise price for stock options awarded on February 28, 2019. These stock options vested in equal installments on February 28, 2020, February 28, 2021 and February 28, 2022.
(6)
Represents the exercise price for stock options awarded on June 25, 2020. These stock options vest in three equal installments on the first, second and third anniversaries of the date of grant, subject to the Company’s stock price appreciating 15%, 32.5% and 52.5%, respectively, using a 30-day average stock price from the stock price on the date of the grant.

(7)	Represents the exercise price for SARs granted on February 28, 2019.
(8)
Represents the exercise price for stock options awarded on March 3, 2021. These options vest in three equal annual installments beginning on the first anniversary of the date of grant based upon satisfaction of stock price appreciation of 15.0%, 32.5% and 52.5%, respectively, using a 30-day average stock price from the stock price on the date of the grant.

(9)	Represents the exercise stock price for stock options awarded on April 1, 2019. These stock options vested in equal installments on April 1, 2020, April 1, 2021 and April 1, 2022.
(10)
Mr. Silver served as Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary of the Company until his departure on November 3, 2022. As a result of his departure from the Company on November 3, 2022, Mr. Silver forfeited 60,256 shares of unvested restricted stock. Mr. Silver also forfeited 109,622 shares of performance based options.

VAALCO ENERGY, INC. 2023 Proxy Statement | 60

Option Exercises and Stock Vested During the Fiscal Year Ended December 31, 2022
The following table sets forth specific information with respect to each exercise of stock options and SARs and each vesting of restricted stock during 2022 for each of our NEOs on an aggregated basis.
	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
George W. M. Maxwell	—	—	—	—
Ronald Y. Bain	—	—	—	—
David A. DesAutels	—	—	27,906	187,459
Michael G. Silver	—	—	36,289	252,648
(1)	The value realized on vesting is calculated by multiplying the number of shares that vested by the closing price of a share of our common stock as reported on the NYSE on the vesting date.
Pension Benefits Table
We do not provide a pension plan or any other tax-qualified or non-tax-qualified defined benefit plan for our employees.
Nonqualified Deferred Compensation
We do not contribute to any nonqualified deferred compensation benefit plan or program, or under any contract that would provide deferred compensation benefits.
Potential Payments upon Termination or Change in Control
Capitalized terms used in this section and not otherwise defined in this Proxy Statement can be found in the applicable agreement attached as an Exhibit to our most recent Annual Report on Form 10-K, filed with the SEC on April 6, 2022.
NEO Employment Agreements. On April 19, 2021, we entered into the Maxwell Employment Agreement with Mr. Maxwell, which was amended on January 27, 2022 and November 1, 2022, and provides that upon termination of Mr. Maxwell’s employment for any reason, Mr. Maxwell will be entitled to receive (i) the base salary earned before the Termination Date, (ii) his accrued and unused vacation days through the Termination Date and (iii) any unreimbursed reasonable business expenses that were incurred but unpaid as of the Termination Date. Upon an involuntary termination of Mr. Maxwell’s employment by the Company except for Cause, by Mr. Maxwell for Good Reason, or due to Mr. Maxwell’s death or disability, the Company will pay Mr. Maxwell additional compensation equal to 50% of his annual base salary then in effect plus 50% of the greater of (i) his average annual bonus paid or payable for the preceding two calendar years and (ii) the annual bonus for the calendar year in which the termination occurs (prorated for the portion of the year actually worked). These benefits are subject to his signing a release in favor of the Company and complying with certain other covenants.
If a Change in Control occurs and Mr. Maxwell is terminated during a specified period preceding or following the Change in Control, then under certain circumstances the Company will pay Mr. Maxwell
VAALCO ENERGY, INC. 2023 Proxy Statement | 61

additional compensation equal to 150% of his annual base salary then in effect plus 150% of the greater of (i) his average annual bonus paid or payable for the preceding two calendar years and (ii) the annual bonus for the calendar year in which the termination occurs (prorated for the portion of the year actually worked).
The Silver Employment Agreement with Mr. Silver provided that upon termination of Mr. Silver’s employment for any reason, Mr. Silver was entitled to receive (i) the base salary earned before the Termination Date, (ii) his accrued and unused vacation days through the Termination Date and (iii) any unreimbursed reasonable business expenses that were incurred but unpaid as of the Termination Date. The Silver Employment Agreement also provided that, upon an involuntary termination of Mr. Silver’s employment by the Company except for Cause, by Mr. Silver for Good Reason, or due to Mr. Silver’s death or disability, the Company would pay Mr. Silver additional compensation equal to 50% of his annual base salary then in effect plus 50% of the greater of (i) his average annual bonus paid or payable for the preceding two calendar years and (ii) the annual bonus for the calendar year in which the termination occurs (prorated for the portion of the year actually worked), as well as provide for continued group health plan coverage for Mr. Silver, his eligible spouse and other dependents for a period of one year following termination. These benefits were subject to his signing a release in favor of the Company and complying with certain other covenants.
If a Change in Control had occurred and Mr. Silver were terminated during a specific period preceding or following it, then under certain circumstances, the Company would have been required to pay Mr. Silver additional compensation equal to 100% of his annual base salary then in effect plus 100% of the greater of (i) his average annual bonus paid or payable for the preceding two calendar years and (ii) the annual bonus for the calendar year in which the termination occurred (prorated for the portion of the year actually worked).
On August 30, 2022, we entered into the Amended Silver Employment Agreement with Mr. Silver, pursuant to which he resigned from his positions as Executive Vice President, General Counsel effective November 3, 2022. The Silver Employment Agreement was terminated in connection with Mr. Silvers’ separation from the Company. Mr. Silver executed a release, pursuant to which he agreed to certain confidentiality provisions and restrictive covenants. For additional discussion of the Separation Agreement, see “Compensation Discussion and Analysis—Severance and Change in Control Payments.”
On June 18, 2021, we entered into the Bain Employment Agreement with Mr. Bain, which was amended on January 27, 2022 and November 1, 2022 and which provides that upon termination of Mr. Bain’s employment for any reason, Mr. Bain will be entitled to receive (i) the base salary earned before the Termination Date, (ii) his accrued and unused vacation days through the Termination Date and (iii) any unreimbursed reasonable business expenses that were incurred but unpaid as of the Termination Date. The Bain Employment Agreement provides that, upon an involuntary termination of Mr. Bain’s employment by the Company except for Cause, by Mr. Bain for Good Reason, or due to Mr. Bain’s death or disability, the Company will pay Mr. Bain additional compensation equal to 50% of his annual base salary then in effect plus 50% of the greater of (i) his average annual bonus paid or payable for the preceding two calendar years and (ii) the annual bonus for the calendar year in which the termination occurs (prorated for the portion of the year actually worked).
If a Change in Control occurs and Mr. Bain is terminated during a specified period preceding or following the Change in Control, then under certain circumstances, the Company will pay Mr. Bain additional compensation equal to 100% of his annual base salary then in effect plus 100% of the greater of (i) his average annual bonus paid or payable for the preceding two calendar years and (ii) the annual bonus for the calendar year in which the termination occurs (prorated for the portion of the year actually worked).
VAALCO ENERGY, INC. 2023 Proxy Statement | 62

Change In Control Agreements. In May 2019, our Board adopted a form of change in control agreement for certain of our executive officers and other associates of the Company. The form was adopted to provide a uniform framework of severance benefits to our key employees and leadership team following a change in control.
Under the change in control agreement, upon the termination of a participant’s employment by the Company without cause or a resignation by the participant for good reason three months prior to a change in control or six months following a change in control, the participant will be entitled to receive:
•	a cash amount equal to one-hundred percent of the participant’s base salary; and
•	continued participation in the Company’s group health plans for the participant and his or her eligible spouse and other dependents for six months.
Any payments under the change in control agreement are subject to the participant’s execution and non-revocation of a general waiver and release of claims against the Company.
Mr. DesAutels was the only NEO who was party to a change in control agreement. Mr. DesAutels’ change in control agreement terminated when he resigned in March 2023.
Potential Payments upon Termination or Change in Control Table. The following table sets forth the incremental compensation that would be payable by us to our current NEOs in the event of the NEO’s termination of employment with us under various scenarios, which we refer to as “termination events,” including the NEO’s voluntary resignation, involuntary termination for “cause,” involuntary termination without “cause,” termination by the executive for “good reason,” termination in connection with a “change in control,” and termination in the event of “disability” or death, where each of these defined terms has the meaning ascribed to it in the respective executive’s employment agreement. In accordance with applicable SEC rules, the following discussion assumes:
•	that the termination event in question occurred on December 30, 2022, the last business day of 2022; and
•	with respect to calculations based on our stock price, we used $4.56, which was the reported closing price of our common stock on December 30, 2022.
The analysis contained in this section does not consider or include payments made to a NEO with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation, in favor of our NEOs and that are available generally to all salaried employees, such as our 401(k) plan. The actual amounts that would be paid upon a NEO’s termination of employment can only be determined at the time of such executive officer’s termination. Due to the number of factors that affect the nature and amount of any compensation or benefits provided upon the termination events, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, our stock price at such time and the named NEO’s age and service.
Mr. Maxwell and Mr. Bain are party to employment agreements, which include certain provisions relating to potential payments in the event of termination of employment in connection with a change in control, each as described above. Mr. Silver is party to the Amended Silver Employment Agreement, which includes certain provisions relating to potential payments in the event of termination of employment in connection with a change in control, each as described above. Mr. DesAutels is party to the DesAutels Separation Agreement and the change in control agreement described above. In addition, all of our NEOs
VAALCO ENERGY, INC. 2023 Proxy Statement | 63

are party to equity award agreements relating to options, restricted stock and SARs granted under our incentive plans. These award agreements provide that a NEO is entitled to acceleration of outstanding grants in the event of a termination in connection with a change in control.
The table below indicates the estimated compensation payable by us to Mr. Maxwell and Mr. Bain including: cash severance, health care premiums, and accelerated stock option and restricted stock award vesting, upon different termination events. Amounts indicated for Mr. DesAutels and Mr. Silver reflect amounts actually paid in connection with their respective separation from the Company.
Name of Executive Officer and Type of Compensation(1)(2)	Voluntary Resignation ($)	Involuntary Termination For Cause ($)	Involuntary Termination Without Cause or for Good Reason ($)	Termination in Connection with Change in Control ($)	Termination in the Event of Disability or Death ($)
George W. M. Maxwell
Cash Severance	—	—	$578,875	$1,650,000	$578,875
Health Care Premiums	—	—	—	—	—
Accelerated Restricted Stock Vesting	—	—	—	199,723	199,723
Accelerated Stock Option Award Vesting	—	—	—	386,829	386,829
Total	—	—	$578,875	$2,236,553	$1,165,428
Ronald Y. Bain
Cash Severance	—	—	$365,750	$400,000	365,750
Health Care Premiums	—	—	—	—	—
Accelerated Restricted Stock Vesting	—	—	—	93,744	93,744
Accelerated Stock Option Award Vesting	—	—	—	211,730	211,730
Total	—	—	$365,750	$705,474	$671,224
David A. DesAutels(1)
Cash Severance	—	—	—	—	—
Health Care Premiums	—	—	—	—	—
Accelerated Restricted Stock Vesting	—	—	—	—	—
Accelerated Stock Option Award Vesting	—	—	—	—	—
Total	—	—	—	—	—
Michael G. Silver(2)
Cash Severance	—	—	—	—	—
Health Care Premiums	—	—	—	—	—
Accelerated Restricted Stock Vesting	—	—	—	—	—
Accelerated Stock Option Award Vesting	—	—	—	—	—
Total	—	—	—	—	—
(1)
As discussed above, on March 8, 2023, we entered into the DesAutels Separation Agreement and the DesAutels Consulting Agreement with Mr. DesAutels, pursuant to which Mr. DesAutels resigned from his position as Executive Vice President Corporate Development effective March 14, 2023. Mr. DesAutels received (i) $285,187, which was comprised of (A) a cash severance payment equal to $145,917; and (B) a cash payment of $98,914, which is the amount of the annual cash bonus amount that Mr. DesAutels otherwise might have received if employed through the date of payment; and (ii) Mr. DesAutels will not be deemed to be terminated for purposes of equity awards granted to Mr. DesAutels in accordance with the terms of the 2020 LTIP until the termination of the DesAutels Consulting Agreement. For additional discussion of the Separation Agreement, see “Compensation Discussion and Analysis—Severance and Change in Control Payments.”

(2)
As discussed above, on August 30, 2022, we entered into the Amended Silver Employment Agreement with Mr. Silver, pursuant to which Mr. Silver resigned from his positions as Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary effective November 3, 2022. Mr. Silver received $184,000, which was comprised of (i) $146,628 retention bonus; and (ii) a cash severance payment equal to $37,372. For additional discussion of the Separation Agreement, see “Compensation Discussion and Analysis—Severance and Change in Control Payments.”

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Chief Executive Officer Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship between the annual total compensation of our median employee and of our Chief Executive Officer. The pay ratio included in this disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulations S-K. To better understand this disclosure, it is important to emphasize that our compensation programs are designed to reflect local market practices across our operations. We strive to create a competitive compensation program in terms of both the position and the geographic location in which our employees are located. As a result, the Company’s compensation programs vary among local markets to provide for a competitive compensation package and we have used reasonable estimates to calculate our median employee compensation in light of these varying market practices. In determining the median employee compensation, we excluded certain allowances, such as a cost of living allowance, provided only to our employees in Gabon in order to better reflect our median employee compensation across all our markets. As of December 31, 2022, approximately 90 of the Company’s employees were employed in Gabon, 30 were based out of Egypt, 21 employees were based out of Canada, and 40 employees were based out of Houston, Texas. The Company’s acquisition of TransGlobe closed on October 13, 2022 and, as a result, our employee population increased in 2022. However, as permitted by Item 402(u) of Regulation S-K, we have determined to omit TransGlobe’s 51 employees from our employee population in the determination of our pay ratio for 2022.
For the year ended December 31, 2022, the total compensation for our Chief Executive Officer, Mr. Maxwell was $1,718,252. Based on the methodology described below, we determined that the median employee in terms of total 2022 compensation of all Company employees (other than Mr. Maxwell) received an estimated $105,998 in annual total compensation for 2022 (using the methodology for determining the compensation of our NEOs as reported in the Summary Compensation Table). Therefore, the estimated ratio of 2022 total compensation of our Chief Executive Officer to the median employee was approximately 16.21 to 1. The pay ratio provided is a reasonable estimate calculated in a manner consistent with SEC rules.
For the Company’s employees in Gabon, amounts were converted from Central African CFA franc to U.S. dollars using an exchange rate of 623.821 Central African CFA francs to 1.00 U.S. dollar, which was the average exchange rate in 2022.
To determine median employee compensation, we took the following steps:
•
We identified our employee population as of December 31, 2022, which consisted of approximately 130 full-time and part-time employees, which as noted above excluded employees of TransGlobe prior to the business combination on October 13, 2022.

•
With respect to employees other than Mr. Maxwell, we used SEC rules to determine total compensation for 2022 for each employee, which consisted of base cash salary for salaried employees and cash compensation paid at the applicable hourly rate for non-salaried employees, bonuses, allowances, the Company’s matching contributions to the employee’s 401(k) account and the fair value of stock-based awards on the date of grant. As described above, we excluded certain allowances in determining the median employee compensation, such as a cost of living allowance provided only to our employees in Gabon, in order to better reflect our median employee compensation across all our markets. We then identified the median employee based on total compensation.

•
Once we identified our median employee, we than calculated the median employee’s “annual total compensation.” We followed the methodology required under SEC regulations for calculating the total compensation of our NEOs as reported in the Summary Compensation Table. We did not add the value of employer contributions to broad-based employee benefit plans except to the extent such amounts are included in the Summary Compensation Table for our NEOs.

VAALCO ENERGY, INC. 2023 Proxy Statement | 65

Pay Versus Performance
As required by Item 402(v) of Regulation S-K, the Company is providing the following information regarding the relationship between executive compensation and the Company’s financial performance for each of the three years in the period ended December 31, 2022. In accordance with the applicable SEC rules, the adjustments described and quantified below were made to the values reported in the Summary Compensation Table (“SCT”) for each applicable year to determine the “actual” compensation paid to our Principal Executive Officer (“PEO”) and the average “actual” compensation paid to our other Named Executive Officers (“Non-PEO NEOs”).
The following table summarizes compensation values reported in the Summary Compensation Table for our PEO and the average for our Non-PEO NEOs, as compared to “compensation actually paid” or “CAP” and the Company’s financial performance for the years ended December 31, 2022, 2021, and 2020:
						Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for George W. M. Maxwell ($)(1)	Compensation Actually Paid to George W. M. Maxwell ($)(1)(3)	Summary Compensation Table Total for Cary M. Bounds ($)(1)	Compensation Actually Paid to Cary M. Bounds ($)(1)(3)	Average Summary Compensation Table Total to Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(3)	TSR ($)	Peer Group TSR(4) ($)	Net Income ($ in millions)	Adjusted EBITDAX(5) ($ in millions)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(g)	(h)
2022	1,718,252	1,641,635	—	—	830,337	858,443	210.27	87.14	51.9	186.6
2021	657,363	657,363	2,314,678	1,344,158	598,451	821,005	144.59	59.75	81.8	85.8
2020	—	—	1,405,340	1,021,663	567,276	519,663	79.73	40.02	(48.2)	26.6
(1)	The Principal Executive Officer(s) for the indicated years were as follows:
•	2022: George W. M. Maxwell
•	2021: Cary M. Bounds resigned as the Company’s PEO effective April 18, 2021. George W. M. Maxwell was appointed as the Company’s PEO effective April 19, 2021.
•	2020: Cary M. Bounds.
(2)	The Non-PEO NEOs for the indicated years were as follows:
•	2022: Ronald Y. Bain, David A. DesAutels, and Michael G. Silver.
•	2021: Ronald Y. Bain, David A. DesAutels, and Michael G. Silver. Mr. Bain was appointed as the Company’s Chief Financial Officer on June 21, 2021.
•	2020: Elizabeth D. Prochnow, David A. DesAutels, and Michael G. Silver.
(3)
The Company deducted from and added to the Summary Compensation Table total compensation the following amounts to calculate compensation actually paid in accordance with Item 402(v) of Regulation S-K as disclosed in columns (c), (e) and (g) for our PEOs and Non-PEO NEOs in each respective year. Equity valuation assumptions for calculating CAP are not materially different from grant date valuation assumptions. As the Company’s NEOs do not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans.

VAALCO ENERGY, INC. 2023 Proxy Statement | 66

PEO Summary Compensation Table Totals	2022 Maxwell	2021 Maxwell	2021 Bounds	2020 Bounds
Summary Compensation Table Total:	$1,718,252	$657,363	$2,314,678	$1,405,340
Add (Subtract)
Fair value of equity awards granted during the year from the SCT	(521,502)	0	(857,728)	(524,300)
Fair value at year end of equity awards granted during the year	444,885	0	878,910	805,249
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	0	0	550,113	(237,767)
Change in fair value of equity awards granted in prior years that vested during the year	0	0	888,665	(426,858)
Equity awards granted in prior years that were forfeited during the year	0	0	(2,430,480)	0
Dividends or other earnings paid on equity awards during the year	0	0	0	0
Total Equity Award Related Adjustments	(76,617)	0	(970,520)	(383,677)
Compensation Actually Paid:	$1,641,635	$657,363	$1,344,158	$1,021,663
Non-PEO NEOs Summary Compensation Table Totals	2022	2021	2020
Average Summary Compensation Table Total:	$830,337	$598,451	$567,276
Add (Subtract)
Fair value of equity awards granted during the year from the SCT	(233,665)	(127,298)	(121,504)
Fair value at year end of equity awards granted during the year	202,087	130,441	186,613
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	49,371	80,160	(52,305)
Change in fair value of equity awards granted in prior years that vested during the year	164,599	139,250	(60,417)
Equity awards granted in prior years that were forfeited during the year	(156,497)	0	0
Dividends or other earnings paid on equity awards during the year	2,211	0	0
Total Equity Award Related Adjustments	28,106	222,554	(47,613)
Average Compensation Actually Paid	$858,443	$821,005	$519,663
(4)	Pursuant to Item 402(v) of Regulation S-K, the Company used the same peer group for purposes of Item 201(e) of Regulation S-K.
(5)	Adjusted EBITDAX is a non-GAAP financial measure and is described under “Non-GAAP Financial Measures.”
Relationship Between Pay and Performance
As described in greater detail in “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy that utilizes a number of short-term and long-term performance measures, not all of which are presented in the table above or graphs below. The Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with Compensation Actually Paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following graphs to illustrate the relationships between information presented in the Pay versus Performance table.
VAALCO ENERGY, INC. 2023 Proxy Statement | 67

Description of Relationship Between PEO and Other NEO Compensation Actually Paid, Company TSR and Peer Group TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEO and the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years, as well as the relationship between the Company’s cumulative TSR and the Peer Group’s TSR over such period.

Compensation Actually Paid and TSR
1,800,000
1,600,000
1,400,000
1,200,000
1,000,000
800,000
600,000
400,000
200,000
0
250
200
150
100
50
0
2020
2021
2022
CAP - PEO (Bounds)
CAP - PEO (Maxwell)
CAP - Average Non-PEO NEOs
VAALCO TSR
Peer Group TSR

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO and the average of Compensation Actually Paid to our other NEOs, and Net Income over the three most recently completed fiscal years.

Compensation Actually Paid and Net Income
1,800,000
1,600,000
1,400,000
1,200,000
1,000,000
800,000
600,000
400,000
200,000
0
100
80
60
40
20
0
-20
-40
-60
2020
2021
2022
CAP - PEO (Bounds)
CAP - PEO (Maxwell)
CAP - Average Non-PEO NEOs
Net Income

VAALCO ENERGY, INC. 2023 Proxy Statement | 68

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Adjusted EBITDAX
The following chart sets forth the relationship between Compensation Actually Paid to our PEO and the average of Compensation Actually Paid to our other NEOs, and Adjusted EBITDAX over the three most recently completed fiscal years.

Compensation Actually Paid and Adjusted EBITDAX
1,800,000
1,600,000
1,400,000
1,200,000
1,000,000
800,000
600,000
400,000
200,000
0
200
180
160
140
120
100
80
60
40
20
0
2020
2021
2022
CAP - PEO (Bounds)
CAP - PEO (Maxwell)
CAP - Average Non-PEO NEOs
Adjusted EBITDAX

Most Important Financial Performance Measures for Fiscal Year 2022
The following is an unranked list of the four most important financial performance measures used to link executive compensation actually paid to our NEOs during the fiscal year 2022 with the Company’s performance. Please see the Compensation Discussion and Analysis for a further description of the metrics used in the Company’s executive compensation program.
•	Adjusted EBITDAX
•	Adjusted Net Income
•	Revenue
•	Cash flow from operations
VAALCO ENERGY, INC. 2023 Proxy Statement | 69

PROPOSAL NO. 4
ADVISORY RESOLUTION ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to indicate how frequently we should seek an advisory vote on our executive compensation (commonly referred to as “Say-on-Frequency”), such as Proposal 3 above. By voting on this Proposal 4, shareholders can indicate whether they would prefer an advisory vote on executive compensation every year, every two years or every three years, or abstain on this matter. In 2011 and 2017, shareholders voted to include the say-on-pay proposal at every annual meeting. We have submitted our say-on-pay proposal to our shareholders at every subsequent annual meeting since 2011. As required Section 14A of the Exchange Act, this year we are resubmitting a proposal on the Say-on-Frequency.
After careful consideration, the Board has determined that continuing to hold an advisory vote on executive compensation every year remains the most appropriate policy at this time. An annual, non-binding advisory vote on executive compensation will allow our shareholders to provide input on our executive compensation philosophy, policies and practices, as disclosed in the proxy statement every year. Our Board believes that an annual vote enables our Compensation Committee to evaluate any changes in shareholders sentiment as it conducts its regular compensation review.
Although the advisory vote is non-binding, our Board will review the results of the vote and, consistent with our record of shareholder engagement, will consider shareholders’ preference as expressed through the vote.
Recommendation of our Board
The Board recommends that shareholders vote “ONE YEAR” as the frequency for future advisory votes on the compensation of our named executive officers.
VAALCO ENERGY, INC. 2023 Proxy Statement | 70

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows the ownership interest in Company stock as of April 21, 2023, the record date for the 2023 Annual Meeting, for (i) all those known to us to be holders of more than five percent of our outstanding stock; (ii) each director, director nominee and each of our NEOs and (iii) all current directors, director nominees and executive officers as a group. Unless otherwise noted, the mailing address of each person or entity named below is 9800 Richmond Avenue, Suite 700, Houston Texas 77042.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding (1)
Directors, Director Nominees & NEOs
Andrew L. Fawthrop(2)	465,643	*
George W. M. Maxwell(3)	162,117	*
David Cook(4)	69,871	*
Edward LaFehr(5)	20,812	*
Timothy Marchant(6)	27,596	*
Fabrice Nze-Bekale(7)	10,229	*
Cathy Stubbs(8)	101,414	*
Ronald Y. Bain(9)	36,722	*
David A. DesAutels(10)	289,851	*
Michael G. Silver(11)	51,255	*
Common Stock owned by all current Directors and Executive Officers as a group (11 persons) (12)	1,086,605	1.0%
5% Shareholders:
BlackRock, Inc.(13)	7,208,920	6.7%
State Street Corporation(14)	7,278,944	6.8%
The Vanguard Group (15)	5,818,219	5.4%
*	Less than 1%
(1)	As of April 21, 2022, there were 107,473,582 shares of common stock issued and outstanding.
(2)	Includes 342,788 shares directly held by Mr. Fawthrop and 122,855 shares that may be acquired subject to options exercisable within 60 days.
(3)	Includes 133,840 shares directly held by Mr. Maxwell and 28,277 shares that may be acquired subject to options exercisable within 60 days.
(4)	Includes 69,871 shares directly held by Mr. Cook and no shares that may be acquired subject to options exercisable within 60 days.
(5)	Includes 20,812 shares directly held by Mr. LaFehr and no shares that may be acquired subject to options exercisable within 60 days.
(6)	Includes 27,596 shares directly held by Mr. Marchant and no shares that may be acquired subject to options exercisable within 60 days.
(7)	Includes 10,229 shares directly held by Mr. Nze-Bekale and no shares that may be acquired subject to options exercisable within 60 days.
(8)	Includes 101,414 shares directly held by Ms. Stubbs and no shares that may be acquired subject to options exercisable within 60 days.
(9)	Includes 21,244 shares directly held by Mr. Bain and 15,478 shares that may be acquired subject to options exercisable within 60 days.
VAALCO ENERGY, INC. 2023 Proxy Statement | 71

(10)	Includes 197,556 shares directly held by Mr. DesAutels and 92,295 shares that may be acquired subject to options exercisable within 60 days.
(11)	Includes 51,255 shares directly held by Mr. Silver and no shares that may be acquired subject to options exercisable within 60 days.
(12)	Includes an aggregate of 206,933 shares that may be acquired subject to options exercisable within 60 days.
(13)
BlackRock, Inc., on behalf of itself and certain of its affiliates, (“BlackRock”) stated in its Schedule 13G filing with the SEC on February 10, 2023 (the “BlackRock 13G filing”) that, of the 7,208,920 shares beneficially owned at December 31, 2022, it has sole voting power of 7,082,782 shares and sole dispositive power of 7,082,782 shares. According to the BlackRock 13G filing, the address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(14)
State Street Corporation, on behalf of itself and certain of its affiliates (“State Street”) stated in its Schedule 13G filing with the SEC on February 9, 2023 (the “State Street 13G filing”) that, of the 7,278,944 shares beneficially owned at December 31, 2022, it has shared voting power of 7,086,684 shares and shared dispositive power of 7,278,944 shares. According to the State Street 13G filing, the address of State Street Corporation is State Street Financial Center, 1 Lincoln Street, Boston, MA 02111.

(15)
The Vanguard Group stated in its Schedule 13G filing with the SEC on February 9, 2023 (the “Vanguard 13G filing”) that, of the 5,818,219 shares beneficially owned at December 31, 2022, it has (a) sole voting power of 0 shares, (b) shared voting power of 219,786 shares, (c) and sole dispositive power of 5,511,469 shares, and (d) shared dispositive power of 306,750 shares. According to the Vanguard 13G filing, the address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

VAALCO ENERGY, INC. 2023 Proxy Statement | 72

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes of ownership with the SEC. Based solely on a review of copies of the reports filed with the SEC, or written representations from reporting persons that all reportable transactions were reported, we believe that, during the last fiscal year, all filing requirements under Section 16(a) applicable to our officers, directors and 10% shareholders were timely met.
Shareholder Proposals for 2024 Annual Meeting
Shareholders who desire to present proposals at the 2024 Annual Meeting of Shareholders and to have proposals included in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must submit their proposals to us at our principal executive offices not later than the close of business on December 29, 2023. If the date of the 2024 Annual Meeting is changed by more than 30 days from the date of the 2023 Annual Meeting, the deadline for submitting proposals is a reasonable time before we begin to print and mail the proxy materials for our 2024 Annual Meeting.
Our bylaws provide that shareholders may nominate persons for election to the Board or bring any other business before the shareholders (other than matters properly brought under Rule 14a-8) at the 2024 Annual Meeting of Shareholders only by sending to VAALCO’s Corporate Secretary a notice containing the information required by our bylaws no earlier than the close of business on February 9, 2024 and no later than the close of business on March 8, 2024. If we schedule our 2024 Annual Meeting to a date that is more than 30 days before or 60 days after June 8, 2024, then such notice must be delivered no earlier than the close of business 120 days before such annual meeting, and no later than the close of business 90 days before the annual meeting, unless VAALCO gives notice of the date of such annual meeting less than 100 days before the date of the annual meeting, in which case the notice must be delivered no later than the 10th days following the date public notice of the annual meeting is given by VAALCO. The shareholder’s written notice must include information about the proposed nominee, including name, age, business address, number of shares of our common stock beneficially owned, and any other information required in proxy solicitations for the contested election of directors, including employment history, participation as a director of other public or private corporations, and information about any relationship or understanding between the proposing shareholder and the candidate or any other person (naming that person) pursuant to which the nomination is to be made. In addition, the shareholder giving the notice must include the information required under our bylaws, including, but not limited to the following information: such shareholder’s name, record address, number of shares of our common stock beneficially owned, any short positions held in our securities, other information about his or her ownership of our securities, and a description of all arrangements or understandings between the shareholder and each nominee and any other person (naming such person) pursuant to which each nomination is to be made by the shareholder.
Pursuant to Rule 14a-19 under the Exchange Act, we are required to include on our proxy card all nominees for director for whom we have received notice under the Rule 14a-19, which must be received no later than 60 calendar days prior to the anniversary of the Annual Meeting. For any such director nominee to be included on our proxy card for next year’s annual meeting, notice must be received no later than April 9, 2024. Please note that the notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our bylaws described above.
VAALCO ENERGY, INC. 2023 Proxy Statement | 73

Contact Information
Shareholder proposals or nominations and other requests for information should be sent to:
VAALCO Energy, Inc.
9800 Richmond Avenue, Suite 700
Houston, Texas 77042
Attention: Corporate Secretary
Special Note Regarding Forward-Looking Statements
This Proxy Statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this document that address activities, events, plans, expectations, objectives or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements may include statements related to the impact of future levels of drilling and operational activity and associated expectations, the implementation of the Company’s business plans and strategy, future strategic alternatives, future acquisitions, capital expenditures and cash flow generation. These statements are based on assumptions made by VAALCO based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond VAALCO’s control. These risks and uncertainties include, but are not limited to: risks relating to any unforeseen liabilities of VAALCO or TransGlobe; declines in oil or natural gas prices; the level of success in exploration, development and production activities; our ability to remediate our material weaknesses; adverse weather conditions that may negatively impact development or production activities; the right of host governments in countries where we operate to expropriate property and terminate contracts (including the Egypt PSCS, Etame PSC and the Block P PSC) for reasons of public interest, subject to reasonable compensation, determinable by the respective government in its discretion; the timing and costs of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; the ability to generate cash flows that, along with cash on hand, will be sufficient to support operations and cash requirements; the ability to attract capital or obtain debt financing arrangements; currency exchange rates and regulations; actions by joint venture co-owners; hedging decisions, including whether or not to enter into derivative financial instruments; international, federal and state initiatives relating to the regulation of hydraulic fracturing; failure of assets to yield oil or gas in commercially viable quantities; uninsured or underinsured losses resulting from oil and gas operations; inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing oil and gas operations; the ability to replace oil and natural gas reserves; any loss of senior management or technical personnel; competition in the oil and gas industry; the risk that the Transaction may not increase VAALCO’s relevance to investors in the international E&P industry, increase capital market access through scale and diversification or provide liquidity benefits for shareholders; as well as the risks described in our Annual Report on Form 10-K under the heading “Item 1A. Risk Factors.”
Investors are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. VAALCO disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Dividends beyond the first quarter of 2023 have not yet been approved or declared by the Board. The declaration and payment of future dividends and the terms of share buybacks remains at the
VAALCO ENERGY, INC. 2023 Proxy Statement | 74

discretion of the Board and will be determined based on VAALCO’s financial results, balance sheet strength, cash and liquidity requirements, future prospects, crude oil and natural gas prices, and other factors deemed relevant by the Board. The Board reserves all powers related to the declaration and payment of dividends and the terms of share buybacks. Consequently, in determining the dividend to be declared and paid on VAALCO common stock or the terms of share buybacks, the Board may revise or terminate the payment level or buyback terms at any time without prior notice.
Other Matters
We know of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in accordance with their best judgment.
By Order of the Board of Directors,

Andrew L. Fawthrop
Chair of the Board
Houston, Texas
April 28, 2023
VAALCO ENERGY, INC. 2023 Proxy Statement | 75

APPENDIX A—NON-GAAP FINANCIAL MEASURES
Adjusted EBITDAX is a supplemental non-GAAP financial measure used by VAALCO’s management and by external users of the Company’s financial statements, such as industry analysts, lenders, rating agencies, investors and others who follow the industry as an indicator of the Company’s ability to internally fund exploration and development activities and to service or incur additional debt. Adjusted EBITDAX is a non-GAAP financial measure and as used herein represents net income before discontinued operations, interest income (expense) net, income tax expense, depletion, depreciation and amortization, impairment of proved properties, exploration expense, non-cash and other items including stock compensation expense and commodity derivative loss.
Management uses Adjusted Net Income to evaluate operating and financial performance and believes the measure is useful to investors because it eliminates the impact of certain noncash and/or other items that management does not consider to be indicative of the Company’s performance from period to period. Management also believes this non-GAAP measure is useful to investors to evaluate and compare the Company’s operating and financial performance across periods, as well as facilitating comparisons to others in the Company’s industry. Adjusted Net Income represents net income before discontinued operations, net of tax, Unrealized derivative instruments loss, other operating income, net, deferred income tax expense (benefit), and gain on revision of asset retirement obligations.
The non-GAAP measure utilized herein have significant limitations, including that they may not reflect the Company’s cash requirements for capital expenditures, contractual commitments, working capital or debt service. Non-GAAP financial measures should not be considered as a substitute for their corresponding nearest applicable GAAP measure or for net income (loss), operating income (loss), cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Non-GAAP measures may exclude some, but not all, items that affect net income (loss) and operating income (loss) and these measures may vary among other companies. Therefore, the Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies.
The tables below reconcile the most directly comparable GAAP financial measures to Adjusted Net Income, Adjusted EBITDAX and Adjusted Working Capital.
(in thousands)
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)	Year Ended December 31, 2022
Net income (loss)	$51,890
Adjustment for discrete items:
Discontinued operations, net of tax	72
Impairment of proved crude oil and natural gas properties	—
Unrealized derivative instruments loss (gain)	(5,123)
Gain on Acquisitions, net	(10,817)
Arrangement Costs	14,630
FPSO demobilization	8,867
Deferred income tax expense (benefit)	44,805
Other operating (income) expense, net	(38)
Adjusted Net Income (Loss)	$104,286

Diluted Adjusted Net Income (Loss) per Share	$1.49
Diluted weighted average shares outstanding(1)	69,982
(1)	No adjustments to weighted average shares outstanding
VAALCO ENERGY, INC. 2023 Proxy Statement | 76

Reconciliation of Net Income to Adjusted EBITDAX	Year ended December 31, 2022
Net income	$51,890
Add back:
Impact of discontinued operations	72
Interest expense (income), net	2,034
Income tax expense (benefit)	71,420
Depreciation, depletion and amortization	48,143
Exploration expense	258
FPSO demobilization	8,867
Non-cash or unusual items:
Stock-based compensation	2,200
Unrealized derivative instruments loss (gain)	(5,123)
Gain on Acquisition, net	(10,817)
Arrangement Costs	14,630
Other operating (income) expense, net	(38)
Bad debt expense and other	3,082
Adjusted EBITDAX	$186,618
Reconciliation of Working Capital to Adjusted Working Capital	As of December 31, 2022
Current assets	$200,097
Current liabilities	(162,090)
Working capital	38,007
Add: lease liabilities - current portion	10,125
Add: current liabilities - discontinued operations	687
Adjusted Working Capital	$48,819
VAALCO ENERGY, INC. 2023 Proxy Statement | 77

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 7, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 7, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V16400-P93076 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VAALCO ENERGY, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Andrew L. Fawthrop
02) George W. M. Maxwell
03) Edward LaFehr
04) Fabrice Nze-Bekale
05) Cathy Stubbs

The Board of Directors recommends you vote FOR proposals 2 and 3:

The Board of Directors recommends a vote for "1 YEAR" on Proposal 4.

	1 Year	2 Years	3 Years	Abstain
4. To approve, on an advisory basis, the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V16401-P93076

VAALCO ENERGY, INC.
Annual Meeting of Stockholders
June 8, 2023 8:30 AM
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints George W. M. Maxwell and Andrew L. Fawthrop, or either of them, as proxies, with the full power of substitution and revocation as to each of them, to represent the undersigned and to vote all shares of Common Stock of VAALCO ENERGY, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, CDT on June 8, 2023 at the Hilton Houston Westchase, 9999 Westheimer Road, Houston, TX 77042, and any adjournment or postponement thereof, and with discretionary authority to vote on all other matters that may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES WITH RESPECT TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING. TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED.

Continued and to be signed on reverse side